                               NET LEASE AGREEMENT

                                 (Single Tenant)

         For and in consideration of the rentals, covenants, and conditions hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the herein described Premises for the term, at the rental and subject to and upon all of the terms, covenants and agreements set forth in this Net Lease Agreement, including Landlord's right to recover the Premises pursuant to Paragraph 24 below ("Lease"):

         1.       SUMMARY OF LEASE PROVISIONS.

                  1.1 Tenant: Career Central Corporation, a California corporation ("Tenant").

                  1.2 Landlord: Oakmead Investments, a California general partnership ("Landlord").

                  1.3 Effective Date of Lease, for reference purposes only:
March 22, 2000.

                  1.4 Premises: That certain real property and building situated thereon located in the City of Sunnyvale, County of Santa Clara, State of California, shown cross-hatched on the site plan attached hereto as Exhibit "A", and commonly referred to as 1237 E. Arques Avenue.

                  1.5      Term:  Seven (7) years.  (Paragraph 3)

                  1.6 Scheduled Commencement Date: May 1, 2000, subject to the provisions of Paragraph 3 below. (Paragraph 3)

                  1.7 Ending Date: April 30, 2007, subject to the provisions of Paragraph 3 below. (Paragraph 3)

                  1.8      Rent:

                  May 1, 2000 through April 30, 2001                  $146,828 per month
                  May 1, 2001 through April 30, 2002                   150,832 per month
                  May 1, 2002 through April 30, 2003                   154,837 per month
                  May 1, 2003 through April 30, 2004                   158,841 per month
                  May 1, 2004 through April 30, 2005                   162,846 per month
                  May 1, 2005 through April 30, 2006                   166,850 per month
                  May 1, 2006 through April 30, 2007                   170,855 per month

(Paragraph 4)

Receipt of the first month's Rent is hereby acknowledged by Landlord.

                  1.9 Use of Premises: Office, sales, research and development, shipping, receiving and storage. (Paragraph 6)

                  1.10     Security Deposit:  $170,855.  (Paragraph 5)

                  1.11     Addresses for Notices:

                  To Landlord:

                  3375 Scott Boulevard, Suite 380
                  Santa Clara, CA  95054-3113

                  To Tenant:        After the Commencement Date to the Premises;
                                    prior to the Commencement Date to:

                  3500 West Bayshore Road
                  Palo Alto, CA  94303
                  Attention:  Chief Executive Officer

                  1.12 SUMMARY PROVISIONS IN GENERAL. Parenthetical references in this Paragraph 1 to other paragraphs in this Lease are for convenience of reference, and designate some of the other Lease paragraphs where applicable provisions are set forth. All of the terms and conditions of each such referenced paragraph shall be construed to be incorporated within and are made a part of each of the above referring Summary of Lease Provisions. In the event of any conflict between any Summary of Lease Provision as set forth above and the balance of the Lease, the latter shall control.

         2.       PROPERTY LEASED.

                  2.1 PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions herein set forth, that certain real property and building ("Premises") referred to in Paragraph
1.4 above, shown cross-hatched on the site plan attached hereto as Exhibit "A". Tenant shall have the exclusive right to use all parking spaces on the Premises.

                  2.2. IMPROVEMENTS. The Premises are currently leased and occupied by Amdahl Corporation ("Amdahl") pursuant to a lease (the "Amdahl Lease") expiring on March 31, 2000. Pursuant to the terms of the Amdahl Lease, Amdahl is to vacate the Premises on or before March 31, 2000. Landlord will exert reasonably diligent efforts to cause such timely vacation but Landlord does not warrant that such vacation will occur nor does Landlord warrant the condition of the Premises upon the vacation by Amdahl. Tenant has heretofore inspected the Premises and is satisfied with the condition thereof and the level of maintenance performed by Amdahl with respect thereto. Landlord will make no improvement, renovation, or refurbishment of the Premises prior to or as a condition precedent to the Commencement Date. Tenant covenants and agrees that by not later than nine (9) months following the

Commencement Date, Tenant at Tenant's cost and expense, will complete at least one-half of the improvements to the Premises in accordance with the Improvement Agreement attached hereto as Exhibit "C" and by not later than eighteen (18) months following the Commencement Date Tenant, at Tenant's cost and expense, will complete the balance of the improvements to the Premises in accordance with the Improvement Agreement attached hereto as Exhibit "C". Tenant will expend not less than $1,334,800 for said improvements.

                2.3 ACCEPTANCE OF PREMISES. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair and to have accepted the Premises in their condition existing as of the date Tenant takes possession of the Premises, subject to all applicable laws, covenants, conditions, restrictions, easements and other matters of public record and the rules and regulations from time to time promulgated by Landlord governing the use of the Premises. Tenant acknowledges that neither Landlord nor Landlord's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, the condition of the Premises, or the use or occupancy which may be made thereof and Tenant has independently investigated and is satisfied that the Premises are suitable for Tenant's intended use and that the Premises meets all governmental requirements for such intended use.

       3.       TERM.

                3.1 COMMENCEMENT DATE. The term of this Lease ("Lease Term") shall be for the period specified in Paragraph 1.5 above, commencing on the later of May 1, 2000 or the date on which Landlord has delivered possession of the Premises to Tenant. In the event the Commencement Date occurs on any date other than May 1, 2000, the Ending Date, rent adjustment dates and similar dates shall be adjusted to reflect the actual Commencement Date.

                3.2 DELAY OF COMMENCEMENT DATE. Landlord shall not be liable for any damage or loss incurred by Tenant for Landlord's failure for whatever cause to deliver possession of the Premises by the Commencement Date nor shall this Lease be void or voidable on account of such failure to deliver possession of the Premises; provided that if Landlord does not deliver possession of the Premises to Tenant by the date which is sixty (60) days from the date this Lease is executed by both parties, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within five
(5) days thereafter, and Landlord and Tenant shall be relieved of their respective obligations hereunder.

                3.3 EARLY OCCUPANCY. If Tenant takes possession of the Premises at any time after April 1, 2000 and prior to the Commencement Date, Tenant shall do so subject to all of the terms and conditions hereof and shall pay the Additional Rent (but not Rent) provided for herein.

                3.4 TENANT TO PHYSICALLY OCCUPY PREMISES. Tenant shall, no later than thirty (30) days after the Commencement Date, go into actual physical occupancy of the Premises; provided, however, the date of Tenant's physical occupancy of the Premises shall in no event extend the Commencement Date, the Lease Termination date or the date the payment of Rentals hereunder commences. Time is of the essence.

       4.       RENT.

                4.1 RENT. Tenant shall pay to Landlord as rent for the Premises ("Rent"), in advance, on the first day of each calendar month, commencing on the date specified in Paragraph 1.6 and continuing throughout the Lease Term the Rent set forth in Paragraph 1.8 above. Rent shall be prorated, based on thirty (30) days per month, for any partial month during the Lease Term. Rent shall be payable without deduction, offset, prior notice or demand in lawful money of the United States to Landlord at the address herein specified for purposes of notice or to such other persons or such other places as Landlord may designate in writing.

                4.2 LATE CHARGE. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, Tenant shall pay to Landlord, as Additional Rent (as defined in Paragraph 4.3 below), without the necessity of prior notice or demand, a late charge equal to five percent (5%) of any installment of Rent which is not received by Landlord within ten (10) days after the due date for such installment. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any installment of Rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay such installment of Rent when due, including without limitation the right to terminate this Lease. In the event any installment of Rent is not received by Landlord by the thirtieth (30th) day after the due date for such installment, such installment shall bear interest at the annual rate set forth in Paragraph 34 below, commencing on the thirty-first (31st) day after the due date for such installment and continuing until such installment is paid in full.

                4.3 ADDITIONAL RENT. All taxes, charges, costs and expenses and other sums which Tenant is required to pay hereunder (together with all interest and charges that may accrue thereon in the event of Tenant's failure to pay the same), and all damages, costs and expenses which Landlord may incur by reason of any Default by Tenant shall be deemed to be additional rent hereunder ("Additional Rent"). Additional Rent shall accrue commencing on the Commencement Date. In the event of nonpayment by Tenant of any Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the nonpayment of Rent. The term "Rentals" as used in this Lease shall mean Rent and Additional Rent.

       5. SECURITY DEPOSIT. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit ("Security Deposit") in the amount set forth in Paragraph 1.10 above. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of each and every term, covenant and condition of this Lease applicable to Tenant; and not as prepayment of Rent. If Tenant shall at any time fail to keep or perform any term, covenant or condition of this Lease applicable to Tenant, including, without limitation, the payment of Rentals or those provisions requiring Tenant to repair damage to the Premises caused by Tenant or to surrender the Premises in the condition required pursuant to Paragraph 35 below, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, use, apply or retain the whole or any part of the Security Deposit reasonably necessary for the payment of any amount which Landlord may spend by reason of Tenant's default or as necessary to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. In the event Landlord uses or applies any portion of the Security Deposit, Tenant shall, within five (5) days after written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum. Failure by Tenant to so remit funds shall be a Default by Tenant. Should Tenant comply with all of the terms, covenants and conditions of this Lease applicable to Tenant, the balance of the Security Deposit shall be returned to Tenant within fourteen
(14) days after Lease Termination and surrender of the Premises by Tenant; provided, however, if any portion of the Security Deposit is to be applied to repair damages to the Premises caused by Tenant or Tenant's agents, to clean the Premises, or to remove alterations and restore the Premises pursuant to Paragraph 13.2 below, then the balance of the Security Deposit shall be returned to Tenant no later than thirty (30) days after the date Landlord receives possession of the Premises.

       6.       USE OF PREMISES.

                6.1 PERMITTED USES Tenant shall use the Premises only in conformance with applicable Laws for the purposes set forth in Paragraph 1.9 above, and for no other purpose without the prior written consent of Landlord. Any change in use of the Premises without the prior written consent of Landlord shall be a Default by Tenant. Tenant and Tenant's agents shall comply with the provisions of any Declaration of Covenants, Conditions, and Restrictions affecting the Premises.

                6.2 TENANT TO COMPLY WITH LEGAL REQUIREMENTS. Tenant shall, at its sole cost, promptly comply with any rule, regulation, order, law, statute, ordinance or any other requirement of any governmental or quasi-governmental authority now or hereafter in effect (collectively, "Laws") relating to or affecting the use, occupational safety, occupancy or condition of the Premises now in force, or which may hereafter be in force, including without limitation those relating to utility usage and load or number of permissible occupants or users of the Premises, whether or not the same are now contemplated by the parties; with the provisions of all recorded documents affecting the Premises insofar as the same relate to or affect the use, occupational safety, occupancy, or condition of the Premises; and with the requirements of any board of fire underwriters (or similar body now or hereafter constituted) relating to or affecting the use, occupational safety, occupancy or condition of the Premises. Tenant's obligations pursuant to this Paragraph 6.2 shall tinclude without limitation maintaining or restoring the Premises and making structural (if required in connection with Tenant's improvements made pursuant to Exhibit "C" and/or if required due solely to Tenant's specific use of the Premises) and non-structural alterations and additions in compliance and conformity with all Laws and recorded documents relating to the use, occupational safety, occupancy or condition of the

Premises during the Lease Term; provided, however, that Landlord shall make any alteration or addition required to bring the Premises into compliance with legal requirements in effect at the time the Premises, or any improvements installed therein by Landlord, respectively, were originally constructed. At Landlord's option, Landlord may make the required alteration, addition or change, and Tenant shall pay the cost thereof as Additional Rent. With respect to any alterations or additions as may be hereafter required due to a change in Laws and unrelated to Tenant's specific use of the Premises, Tenant shall be required to pay in monthly installments a pro rata portion of the cost thereof, which amount shall be determined by multiplying the total cost by a fraction, the numerator of which is the number of months remaining in the Lease Term at the time of the alteration or addition, and the denominator of which is the number of months in the useful life of the alteration or addition. Tenant shall obtain prior to taking possession of the Premises any permits, licenses or other authorizations required for the lawful operation of its business at the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, regardless of whether Landlord is a party thereto or not, that Tenant has violated such Law or recorded document relating to the use, occupational safety, occupancy or condition of the Premises shall be conclusive of the fact of such violation by Tenant. Any alterations or additions undertaken by Tenant pursuant to this Paragraph 6.2 shall be subject to the requirements of Paragraph 13.1 below.

                6.3 PROHIBITED USES. Tenant and Tenant's agents shall not commit or suffer to be committed any waste upon the Premises. Tenant and Tenant's agents shall not do or permit anything to be done in or about the Premises which will unreasonably obstruct or interfere with the rights of any occupants of neighboring property, or injure or annoy them. Tenant shall not conduct or permit any auction or sale open to the public to be held or conducted on or about the Premises. Tenant and Tenant's agents shall not use or allow the Premises to be used for any unlawful purpose or any purpose not permitted by this Lease, nor shall Tenant or Tenant's agents cause, maintain, or permit any nuisance in, on or about the Premises. Tenant and Tenant's agents shall not do or permit anything to be done in or about the Premises nor bring or keep anything in the Premises which will cause a cancellation of any insurance policy covering the Premises or any part thereof or any of its contents, nor shall Tenant or Tenant's agents keep, use or sell or permit to be kept, used or sold in or about the Premises any articles which may be prohibited by a standard form policy of fire insurance. In the event the rate of any insurance upon the Premises or any part thereof or any of its contents is increased because of the acts or omissions of Tenant or Tenant's agents, Tenant shall pay, as Additional Rent, the full cost of such increase; provided however this provision shall in no event be deemed to constitute a waiver of Landlord's right to any other rights or remedies of Landlord in connection with such increase. Tenant and Tenant's agents shall not place any loads upon the floor, walls or ceiling of the Premises which would endanger the Premises or the structural elements thereof, nor place any harmful liquids in the drainage system of the Premises. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises except in enclosed trash containers. No materials, supplies, equipment, finished products (or semi-finished products), raw materials, or other articles of any nature shall be stored upon, or be permitted to remain on, any portion of the Premises.

       Tenant shall not allow any activity which in the reasonable opinion of Landlord is detrimental to the operation of other buildings located upon real property owned by Landlord adjacent to the Premises, including but not limited to any picketing, work stoppage, or other concerted activity. Landlord shall have the right to require Tenant, at Tenant's own expense and within a reasonable period of time, to use Tenant's best efforts to terminate or control any such picketing, work stoppage or other concerted activity to the extent necessary to eliminate any interference with the operation or such tenants. Failure by Tenant to use its best efforts to do so shall be a Default by Tenant. Nothing contained in this paragraph shall be construed as placing Landlord in an employer-employee relationship with any of Tenant's employees or with any other employees who may be involved in such activity.

                6.4 HAZARDOUS MATERIALS. Neither Tenant nor Tenant's agents shall permit the introduction, placement, use, storage, manufacture, transportation, release or disposition (collectively "Release") of any Hazardous Material(s) (defined below) on or about any portion of the Premises in violation of Laws without the prior written consent of Landlord, which consent may be withheld in the sole and absolute discretion of Landlord without any requirement of reasonableness in the exercise of that discretion. Notwithstanding the immediately preceding sentence to the contrary, Tenant may use de minimis quantities of the types of materials which are technically classified as Hazardous Materials but commonly used in domestic or office use to the extent not in an amount, which, either individually or cumulatively, would be a "reportable quantity" under any applicable Law. Tenant covenants that, at its sole cost and expense, Tenant will comply with all applicable Laws with respect to the Release of such permitted Hazardous Materials in violation of Laws. Any Release beyond the scope allowed in this paragraph shall be subject to Landlord's prior consent, which may be withheld in Landlord's sole and absolute discretion, and shall require an amendment to the Lease in the event Landlord does consent which shall set forth the materials, scope of use, indemnification and any other matter required by Landlord in Landlord's sole and absolute discretion. Tenant shall indemnify, defend and hold Landlord and Landlord's agents harmless from and against any and all claims, losses, damages, liabilities, or expenses arising in connection with the Release of Hazardous Materials by Tenant, Tenant's agents, employees, contractors, subcontractors, or invitees, in violation of Laws. Tenant's obligation to defend, hold harmless and indemnify pursuant to this Paragraph 6.4 shall survive Lease Termination.

       As used in this Lease, the term "Hazardous Materials" means any chemical, substance, waste or material which has been or is hereafter determined by any federal, state or local governmental authority to be capable of posing risk of injury to the environment, including without limitation, those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Hazardous Materials Transportation Act, as amended, and in the regulations promulgated pursuant to said laws; those substances defined as "hazardous wastes" in section 25117 of the California Health & Safety Code, or as "hazardous substances" in section 25316 of the California Health & Safety Code, as amended, and in the regulations promulgated pursuant to said laws; those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environ-mental Protection Agency (or any successor agency) as hazardous substances (SEE, E.G., 40 CFR Part 302 and amendments thereto); such other substances, materials and wastes which are or become regulated or become classified as hazardous or toxic under any Laws, including without limitation the California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and any material, waste or substance which is
(i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls,
(iv) designated as a "hazardous substance" pursuant to section 311 of the Clean Water Act of 1977, 33 U.S.C. sections 1251 ET SEQ. (33 U.S.C. ` 1321) or listed pursuant to section 307 of the Clean Water Act of 1977 (33 U.S.C. `
1317), as amended; (v) flammable explosives; (vi) radioactive materials; or
(vii) radon gas.

       7.       TAXES.

                7.1 PERSONAL PROPERTY TAXES. Tenant shall cause Tenant's trade fixtures, equipment, furnishings, furniture, merchandise, inventory, machinery, appliances and other personal property installed or located on the Premises (collectively the "personal property") to be assessed and billed separately from the Premises. Tenant shall pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon or against Tenant's personal property. If any of Tenant's personal property shall be assessed with the real property comprising the Premises, Tenant shall pay to Landlord, as Additional Rent, the amounts attributable to Tenant's personal property within ten (10) days after receipt of a written statement from Landlord setting forth the amount of such taxes, assessments and public charges attributable to Tenant's personal property. Tenant shall comply with the provisions of any Law which requires Tenant to file a report of Tenant's personal property located on the Premises.

                7.2 OTHER TAXES PAYABLE SEPARATELY BY TENANT. Tenant shall pay (or reimburse Landlord, as Additional Rent, if Landlord is assessed), ten (10) days prior to delinquency any and all taxes, levies, assessments or surcharges payable by Landlord or Tenant (other than Landlord's net income, succession, transfer, gift, franchise, estate or inheritance taxes, and Taxes, as that term is defined in Paragraph 7.3(a) below, payable as an Operating Expense), whether or not now customary or within the contemplation of the parties hereto, whether or not now in force or which may hereafter become effective, including but not limited to taxes:

                (a) Upon, allocable to, or measured by the area of the Premises or the Rentals payable hereunder, including without limitation any gross income, gross receipts, excise, or other tax levied by the state, any political subdivision thereof, city or federal government with respect to the receipt of such Rentals;

                (b) Upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or

                (c) Imposed as a means of controlling or abating the use of energy or any natural resource (including without limitation gas, electricity or water), including, without limitation, any parking taxes, levies or charges or vehicular regulations imposed by any governmental agency. Tenant shall also pay, prior to delinquency, all privilege, sales, excise, use, business, occupation, or other taxes, assessments, license fees or charges levied, assessed or imposed upon Tenant's business operations conducted at the Premises.

       In the event any such taxes are payable by Landlord and it shall not be lawful for Tenant to reimburse Landlord for such taxes, then the Rentals payable hereunder shall be increased to net Landlord the same net Rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

                7.3      COMMON TAXES.

                (a) DEFINITION OF TAXES. The term "Taxes" as used in this Lease shall collectively mean (to the extent any of the following are not paid by Tenant pursuant to Paragraphs 7.1 and 7.2 above) all real estate taxes and general and special assessments (including, but not limited to, assessments for public improvements or benefit); personal property taxes; taxes based on vehicles utilizing parking areas on the Premises; taxes computed or based on rental income or on the square footage of the Premises (including without limitation any municipal business tax but excluding federal, state and municipal net income taxes); environmental surcharges; excise taxes; gross receipts taxes; water and sewer taxes, levies, assessments and other charges in the nature of taxes or assessments (including, but not limited to, assessments for public improvements or benefit); and all other governmental, quasi-governmental or special district impositions of any kind and nature whatsoever; regardless of whether any of the foregoing are now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing and which during the Lease Term are laid, levied, assessed or imposed upon Landlord and/or become a lien upon or chargeable against the Premises under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental, quasi-governmental or special district authority whatsoever. The term "environmental surcharges" shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or imposed by any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy or any natural resource in regard to the use, operation or occupancy of the Premises. The term "Taxes" shall include (to the extent the same are not paid by Tenant pursuant to Paragraphs 7.1 and 7.2 above), without limitation, all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed in lieu of or equivalent to any Taxes set forth in this Paragraph 7.3(a). In the event any such Taxes are payable by Landlord and it shall not be lawful for Tenant to reimburse Landlord for such Taxes, then the Rentals payable hereunder shall be increased to net Landlord the same net Rental after imposition of any such Tax upon Landlord as would have been payable to Landlord prior to the imposition of any such Tax.

                (b) OPERATING EXPENSES. All Taxes which are levied or assessed or which become a lien upon the Premises or which become due or accrue during the Lease Term shall be an Operating Expense, and Tenant shall pay as Additional Rent each month during the Lease Term 1/12th of such Taxes, based on Landlord's estimate thereof, pursuant to Paragraph 12 below. Taxes during any partial tax fiscal year(s) within the Lease Term shall be prorated according to the ratio which the number of days during the Lease Term or of actual occupancy of the Premises by Tenant, whichever is greater, during such year bears to 365.

       8.       INSURANCE; INDEMNITY; WAIVER.

                8.1      INSURANCE BY LANDLORD.

                (a) Landlord shall, during the Lease Term, procure and keep in force the following insurance, the cost of which shall be an Operating Expense, payable by Tenant pursuant to Paragraph 12 below:

                         (i)      PROPERTY  INSURANCE.  "All  risk"  property
insurance, including, without limitation, coverage for earthquake and flood; boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief; full coverage plate glass insurance; and demolition, increased cost of construction and contingent liability from change in building laws on the Premises, including any improvements or fixtures constructed or installed on the Premises by Landlord and by Tenant pursuant to Exhibit "C". Such insurance shall be in the full amount of the replacement cost of the foregoing, with reasonable deductible amounts, which deductible amounts shall be an Operating Expense, payable by Tenant pursuant to Paragraph 12. Such insurance shall also include rental income insurance, insuring that one hundred percent (100%) of the Rentals (as the same may be adjusted hereunder) will be paid to Landlord for a period of up to twelve (12) months if the Premises are destroyed or damaged. Such insurance shall not cover any other leasehold improvements installed in the Premises by Tenant at its expense, or Tenant's equipment, trade fixtures inventory, fixtures or personal property located on or in the Premises;

                         (ii)     LIABILITY  INSURANCE.  Comprehensive general
liability (lessor's risk) insurance against any and all claims for personal injury, death or property damage occurring in or about the Premises. Such insurance shall have a combined single limit of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) aggregate; and

                8.2 INSURANCE BY TENANT. Tenant shall, during the Lease Term, at Tenant's sole cost and expense, procure and keep in force the following insurance:

                (a) PERSONAL PROPERTY INSURANCE. "All risk" property insurance, including, without limitation; boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief; and demolition, increased cost of construction and contingent liability from changes in building laws on all leasehold improvements installed in the Premises by Tenant at its expense other than those constructed pursuant to Exhibit "C" and on all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises, including improvements or fixtures hereinafter constructed or installed on the Premises. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO all risk form, when such form is supplemented with the coverages required above.

                (b) LIABILITY INSURANCE. Commercial general liability insurance against any and all claims for personal injury, death or property damage occurring in or about the Premises, or arising out of Tenant's or Tenant's agents' use or occupancy of the Premises or Tenant's operations on the Premises. Such insurance shall have a combined single limit of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) aggregate. Such insurance shall contain a cross-liability (severability of interests) clause and an extended ("broad form") liability endorsement, including blanket contractual coverage. Such liability insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord's insurance (if any) shall be in excess thereto. Such insurance shall specifically insure Tenant's performance of the indemnity, defense and hold harmless agreements contained in Paragraph 8.4, although Tenant's obligations pursuant to Paragraph 8.4 shall not be limited to the amount of any insurance required of or carried by Tenant under this Paragraph 8.2(b). Tenant shall be responsible for insuring that the amount of insurance maintained by Tenant is sufficient for Tenant's purposes.

                (c) OTHER. Such other insurance as required by law, including, without limitation, workers' compensation insurance.

                (d) FORM OF THE POLICIES. The policies required to be maintained by Tenant pursuant to Paragraphs 8.2(a), (b), and (c) above shall be with companies, on forms, reasonably satisfactory to Landlord, shall include Landlord and the beneficiary or mortgagee of any deed of trust or mortgage encumbering the Premises as additional insureds, and shall provide that such parties may, although additional insureds recover for any loss suffered by Tenant's negligence. Certified copies of policies or certificates of insurance shall be delivered to Landlord prior to the Commencement Date or the Early Occupancy Date, if any; a new policy or certificate shall be delivered to Landlord at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Tenant as required by this Lease. Tenant shall obtain a written obligation on the part of Tenant's insurer(s) to notify Landlord and any beneficiary or mortgagee of a deed of trust or mortgage encumbering the Premises and/or the real property in writing of any delinquency in premium payments and at least thirty (30) days prior to any cancellation or modification of any policy. Tenant's policies shall provide coverage on an occurrence basis and not on a claims made basis. In no event shall the limits of any policies maintained by Tenant be considered as limiting the liability of Tenant under this Lease.

                8.3 FAILURE BY TENANT TO OBTAIN INSURANCE. If Tenant does not take out the insurance required pursuant to Paragraph 8.2 or keep the same in full force and effect, Landlord may, after notice to Tenant and the failure of Tenant to obtain the same within ten (10) days of said notice, but shall not be obligated to, take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all reasonable expenses (including attorneys' fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.

                8.4 INDEMNIFICATION Tenant shall indemnify, hold harmless, and defend Landlord (except for Landlord's or its Agents negligence or willful misconduct) against all claims, losses, damages, expenses or liabilities for injury or death to any person or for damage to or loss of use of any property arising out of any occurrence in, on or about the Premises, to the extent caused or contributed to by Tenant or Tenant's agents, or arising out of any occurrence in, upon or at the Premises or on account of the use, condition, occupational safety or occupancy of the Premises by Tenant or Tenant's agents, employees, contractors, subcontractors or invitees. Tenant's indemnification, defense and hold harmless obligations under this Lease shall include and apply to attorneys' fees, investigation costs, and other costs actually incurred by Landlord. Tenant shall further indemnify, defend and hold harmless Landlord from and against any and all claims, losses, damages, liabilities or expenses arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease. The provisions of this Paragraph 8.4 shall survive Lease Termination with respect to any damage, injury, death, breach or default occurring prior to such termination.

                8.5 CLAIMS BY TENANT. Landlord shall not be liable to Tenant, and Tenant waives all claims against Landlord, for injury or death to any person, damage to any property, or loss of use of any property in the Premises by and from all causes, including without limitation, any defect in the Premises and/or any damage or injury resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether the damage or injury results from conditions arising upon the Premises or from other sources. Tenant or Tenant's agents shall immediately notify Landlord in writing of any known defect in the Premises. The provisions of this Paragraph 8.5 shall not apply to any damage or injury caused by Landlord's willful misconduct, negligence or breach of this Lease.

                8.6 MUTUAL WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, Landlord hereby releases Tenant, and Tenant hereby releases Landlord, and their respective officers, agents, employees and servants, from any and all claims or demands of damages, loss, expense or injury to the Premises, or to the furnishings, fixtures, equipment, inventory or other property of either Landlord or Tenant in, about or upon the Premises, which is caused by or results from perils, events or happenings which are the subject of insurance required to be carried by the respective parties pursuant to this Paragraph 8 or in force at the time of any such loss, whether due to the negligence of the other party or its agents and regardless of cause or origin; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss, to the extent such insurance is not prejudiced thereby, and to the extent insured against.

       9. UTILITIES. Tenant shall pay during the Lease Term and prior to delinquency all charges for water, gas, light, heat, power, electricity, telephone or other communication service, janitorial service, trash pick-up, sewer and all other services supplied to or consumed on the Premises (collectively the "Services") and all taxes, levies, fees or surcharges therefor. Tenant shall arrange for Services to be supplied to the Premises and shall contract for all of the Services in Tenant's name prior to the Commencement Date. The Commencement Date shall not be delayed by reason of any failure by Tenant to so contract for Services. In the event that any of the Services cannot be separately billed or metered to the Premises, or if any of the Services are not separately metered as of the Commencement Date, the cost of such Services shall be an Operating Expense and Tenant shall pay such cost to Landlord, as Additional Rent, as provided in Paragraph 12 below, except that Tenant's proportionate share of such Services shall be the percentage obtained by dividing the gross leasable square footage contained in the Premises by the total gross leasable square footage located in all buildings utilizing such Services. The lack or shortage of any Services due to any cause whatsoever shall not affect any obligation of Tenant hereunder, and Tenant shall faithfully keep and observe all the terms, conditions and covenants of this Lease and pay all Rentals due hereunder, all without diminution, credit or deduction.

       10.      REPAIRS AND MAINTENANCE.

                10.1     LANDLORD'S RESPONSIBILITIES.
Subject to the provisions of Paragraph 15 below, Landlord shall maintain in reasonably good order and repair the structural roof and roof surface, structural and exterior walls (including painting thereof) and foundations of the Premises, and the exterior landscaping and parking areas of the Premises, except for any repairs required because of the wrongful act of Tenant or Tenant's agents, which repairs shall be made at the expense of Tenant and as Additional Rent. In addition, Landlord may elect at any time, at its option, to maintain the heating and air conditioning systems of the Premises. Tenant shall give prompt written notice to Landlord of any known maintenance work required to be made by Landlord pursuant to this Paragraph 10.1. The costs of repairs and maintenance which are the obligation of Landlord hereunder or which Landlord elects to perform hereunder shall be an Operating Expense and Tenant shall pay such costs to Landlord as Additional Rent, as provided in Paragraph 12 below.

       To the extent any labor dispute in which Tenant is involved or of which Tenant is the object interferes with the performance of Landlord's duties hereunder, Landlord shall be excused from the performance of such duties and Tenant hereby waives any and all claims against Landlord for damages or losses in regard to such duties.

                10.2 TENANT'S RESPONSIBILITIES. Except as expressly provided in Paragraph 10.1 above, Tenant shall, at its sole cost, maintain the entire Premises and every part thereof, including without limitation, windows, skylights, window frames, plate glass, freight docks, doors and related hardware, interior walls and partitions, and the electrical, plumbing, lighting, heating and air conditioning systems (unless Landlord has elected to keep and maintain the heating and air conditioning systems pursuant to Paragraph 10.1 above) in good order, condition and repair. If Landlord has not elected to keep and maintain the heating and air conditioning systems, Tenant shall deliver to Landlord, every six (6) months during the Lease Term, a certificate of maintenance or its equivalent, signed by a licensed HVAC repair and maintenance contractor and stating that the heating and air conditioning systems servicing the Premises have been inspected, serviced and are in good order, condition and repair. Tenant's failure to deliver said certificate or its equivalent shall be a Default by Tenant. If Tenant fails to make repairs or perform maintenance work required of Tenant hereunder within thirty (30) days after notice from Landlord specifying the need for such repairs or maintenance work, Landlord or Landlord's agents may, in addition to all other rights and remedies available hereunder or by law and without waiving any alternative remedies, enter into the Premises and make such repairs and/or perform such maintenance work. If Landlord makes such repairs and/or performs such maintenance work, Tenant shall reimburse Landlord upon demand and as Additional Rent, for the cost of such repairs and/or maintenance work. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant or Tenant's agents as a result of Landlord performing any such repairs or maintenance. Tenant shall reimburse Landlord, on demand and as Additional Rent, for the cost of damage to the Premises caused by Tenant or Tenant's agents. Tenant expressly waives the benefits of any statute now or hereafter in effect (including without limitation the provisions of subsection 1 of Section 1932, Section 1941 and Section 1942 of the California Civil Code and any similar law, statute or ordinance now or hereafter in effect) which would otherwise afford Tenant the right to make repairs at Landlord's expense (or to deduct the cost of such repairs from Rentals due hereunder) or to terminate this Lease because of Landlord's failure to keep the Premises in good and sanitary order.

       11.      EXTERIOR AREA.

                11.1 IN GENERAL. Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant's agents shall have the nonexclusive right to use during the Lease Term the access roads, sidewalks, parking and landscaped areas of the Premises. Neither Tenant nor Tenant's agents shall at any time park or permit the parking of their vehicles in any portion of the Premises not designated by Landlord as a parking area.

       Landlord reserves the right to promulgate such reasonable rules and regulations relating to the use of all or any portion of the Premises and to amend such rules and regulations from time to time, with or without advance notice, as Landlord may deem appropriate. Any amendments to the rules and regulations shall be effective as to Tenant, and binding on Tenant, upon delivery of a copy of such rules and regulations to Tenant. Tenant and Tenant's agents shall observe such rules and regulations and any failure by Tenant or Tenant's agents to observe and comply with the rules and regulations shall be a Default by Tenant.

       Landlord furthermore reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant's agents which are parked in violation of the provisions of this Paragraph 11.1 or in violation of Landlord's rules and regulations relating to parking, to be towed away at Tenant's cost.

       12.      OPERATING EXPENSES.

                12.1 DEFINITION. "Operating Expense" or "Operating Expenses" as used in this Lease shall mean and include all items identified in other paragraphs of this Lease as an Operating Expense and the total cost paid or incurred by Landlord for the operation, maintenance, repair, and management of the Premises, which costs shall include, without limitation: the cost of Services and utilities supplied to the Premises (to the extent the same are not separately charged or metered to Tenant); water; sewage; fuel; electricity; lighting systems; professional management fee (not to exceed three percent (3%) of the Premises' Rent); fire protection systems; storm drainage and sanitary sewer systems; HVAC including air conditioning (to the extent the heating and air conditioning systems in the Premises are not maintained by Tenant at Tenant's sole cost and expense); repairing the roof surface); property and liability insurance covering the Premises and any other insurance carried by Landlord pursuant to Paragraph 8 above; cleaning, sweeping, striping, resurfacing of parking and driveway areas; cleaning the parking area following storms or other severe weather; cleaning and repairing of sidewalks, curbs, stairways; costs related to irrigation systems; the cost of complying with Laws, including, without limitation, maintenance, alterations and repairs required in connection therewith; costs related to landscape maintenance; and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses. The specific examples of Operating Expenses stated in this Paragraph
12.1 are in no way intended to and shall not limit the costs comprising Operating Expenses, nor shall such examples be deemed to obligate Landlord to incur such costs or to provide such services or to take such actions except as Landlord may be expressly required in other portions of this Lease, or except as Landlord, in its sole discretion, may elect.

                12.2 PAYMENT OF OPERATING EXPENSES BY TENANT. Tenant shall pay the Operating Expenses to Landlord as Additional Rent and without deduction or offset. Payment of Operating Expenses by Tenant shall be made by whichever of the following methods is from time to time designated by Landlord, and Landlord may change the method of payment at any time. Operating Expenses actually incurred or paid by Landlord but not theretofore billed to Tenant, as invoiced by Landlord, shall be payable by Tenant within thirty (30) days after receipt of Landlord's invoice, but not more often than once each calendar month. Alternatively, Tenant's payment of Operating Expenses shall be based upon Landlord's estimate of Operating Expenses and shall be payable in equal monthly installments in advance on the first day of each calendar month commencing with the month following receipt of Landlord's estimate (and subject to Landlord's right to change the method of payment). Within ninety
(90) days after the end of each calendar year (or at Lease Termination) Landlord shall furnish Tenant a statement showing the actual Operating Expenses for the period to which Landlord's estimate pertains and shall concurrently either bill Tenant for the balance due (payable upon demand by Landlord) or credit Tenant's account for the excess previously paid.

       13.      ALTERATIONS.

               13.1 IN GENERAL. Tenant shall not make, or permit to be made, any alterations, changes, enlargements, improvements or additions (collectively "Alterations") in, on, about or to the Premises, or any part thereof, including Alterations required pursuant to Paragraph 6.2, without the prior written consent of Landlord and without acquiring and complying with the conditions of all permits required for such Alterations by any governmental authority having jurisdiction thereof. The term "Alterations" as used in this Paragraph 13 shall also include all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, and fixed wall partitioning in the Premises made by Tenant, regardless of how affixed to the Premises. As a condition to the giving of its consent, Landlord may impose such requirements as Landlord may reasonably deem necessary, including without limitation, the manner in which the work is done; a right of approval of the contractor by whom the work is to be performed; the requirement that Tenant post a completion bond in an amount and form satisfactory to Landlord; and the requirement that Tenant reimburse Landlord, as Additional Rent, for Landlord's actual costs incurred in reviewing any proposed Alteration, whether or not Landlord's consent is granted. In the event Landlord consents to the making of any Alterations by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense, in accordance with the plans and specifications approved by Landlord. Tenant shall give written notice to Landlord five (5) days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises, and prior to the commencement of any work of improvement on the Premises. Any Alterations to the Premises made by Tenant shall be made in accordance with applicable Laws and in a first-class workmanlike manner. In making any such Alterations, Tenant shall, at Tenant's sole cost and expense, file for and secure and comply with any and all permits or approvals required by any governmental departments or authorities having jurisdiction thereof and any utility company having an interest therein. In no event shall Tenant make any structural changes to the Premises or make any changes to the Premises which would weaken or impair the structural integrity of the Premises.

                13.2 REMOVAL UPON LEASE TERMINATION. At the time Tenant requests Landlord's consent, Tenant shall request a decision from Landlord in writing as to whether Landlord will require Tenant, at Tenant's expense, to remove any such Alterations and restore the Premises to their prior condition at Lease Termination. In the event Tenant fails to earlier obtain Landlord's written decision as to whether Tenant will be required to remove any Alteration, then no less than ninety (90) nor more than one hundred twenty
(120) days prior to the expiration of the Lease Term, Tenant by written notice to Landlord shall request Landlord to inform Tenant whether or not Landlord desires to have any Alterations made to the Premises by Tenant removed at Lease Termination. Following receipt of such notice, Landlord may elect to have all or a portion of Tenant's Alterations removed from the Premises at Lease Termination, and Tenant shall, at its sole cost and expense, remove at Lease Termination such Alterations designated by Landlord for removal and repair all damage to the Premises arising from such removal. In the event Tenant fails to so request Landlord's decision or fails to remove any Alterations designated by Landlord for removal, Landlord may remove any Alterations made to the Premises by Tenant and repair all damage to the Premises arising from such removal, and may recover from Tenant all costs and expenses incurred thereby. Tenant's obligation to pay such costs and expenses to Landlord shall survive Lease Termination. Unless Landlord elects to have Tenant remove (or, upon Tenant's failure to obtain Landlord's decision, Landlord removes) any such Alterations, all such Alterations, except for moveable furniture and trade fixtures of Tenant not affixed to the Premises, shall become the property of Landlord upon Lease Termination (without any payment therefor) and remain upon and be surrendered with the Premises at Lease Termination.

                13.3 LANDLORD'S IMPROVEMENTS. All fixtures, improvements or equipment which are installed, constructed on or attached to the Premises by Landlord shall be a part of the realty and belong to Landlord.

       14.      DEFAULT AND REMEDIES.

                14.1 EVENTS OF DEFAULT. The term "Default by Tenant" as used in this Lease shall mean the occurrence of any of the following events:

                (a) Tenant's failure to pay when due any Rentals;

                (b) Tenant's abandonment of the Premises;

                (c) Commencement and continuation for at least thirty (30) days of any case, action or proceeding by, against or concerning Tenant under any federal or state bankruptcy, insolvency or other debtor's relief law, including without limitation, (i) a case under Title 11 of the United States Code concerning Tenant, whether under Chapter 7, 11, or 13 of such Title or under any other Chapter, or (ii) a case, action or proceeding seeking Tenant's financial reorganization or an arrangement with any of Tenant's creditors;

                (d) Voluntary or involuntary appointment of a receiver, trustee, keeper, or other person who takes possession for more than thirty
(30) days of substantially all of Tenant's assets regardless of whether such appointment is as a result of insolvency or any other cause;

                (e) Execution of an assignment for the benefit of creditors of substantially all assets of Tenant available by law for the satisfaction of judgment creditors;

                (f) Commencement of proceedings for winding up or dissolving (whether voluntary or involuntary) the entity of Tenant, if Tenant is a corporation or a partnership;

                (g) Levy of a writ of attachment or execution on Tenant's interest under this Lease, if such writ continues for a period of thirty (30) days;

                (h) Transfer or attempted Transfer of this Lease or the Premises by Tenant contrary to the provisions of Paragraph 24 below; or

                (i) Breach by Tenant of any term, covenant, condition, warranty, or other provision contained in this Lease or of any other obligation owing or due to Landlord.

                14.2 REMEDIES. Upon any Default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

                     14.2.1 TERMINATION. Upon any Default by Tenant, Landlord shall have the right (but not the obligation) to give written notice to Tenant of such default and terminate this Lease and Tenant's right to possession of the Premises if (i) such default is in the payment of Rentals and is not cured within three (3) days after any such notice, or, (ii) with respect to the defaults referred to in subparagraphs 14.1(b), (e), (f), (h) and (i), such default is not cured within thirty (30) days after any such notice (or if a default under subparagraphs 14.1(b) or (i) cannot be reasonably cured within thirty (30) days, if Tenant does not commence to cure the default within the thirty (30) day period or does not diligently and in good faith prosecute the cure to completion), or, (iii) with respect to the defaults specified in subparagraphs 14.1(c) (d) and (g), such default is not cured within the respective time periods specified in those subparagraphs. Upon termination of this Lease and Tenant's right to possession of the Premises, Landlord shall have the right to recover from Tenant:

                              (a) The worth at the time of award of the
unpaid Rentals which had been earned at the time of termination;

                              (b) The worth at the time of award of the
amount by which the Rentals which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                              (c) The worth at the time of award
(computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the Rentals for the balance of the Lease Term after the time of award exceed the amount of such rental loss that Tenant proves could be reasonably avoided;

                              (d) Any other amounts  necessary to
compensate Landlord for all detriment proximately caused by the Default by Tenant or which in the ordinary course of events would likely result, including without limitation the following:

                                  (i)   Expenses in retaking
possession of the Premises;

                                  (ii)  Expenses for cleaning,
repairing or restoring the Premises;

                                  (iii) Any unamortized real estate
brokerage commission paid in connection with this Lease;

                                  (iv)  Expenses for removing,
transporting, and storing any of Tenant's property left at the Premises (although Landlord shall have no obligation to remove, transport, or store any such property);

                                  (v)   Expenses of reletting the
Premises, including without limitation, brokerage commissions allocable to the remainder of the Lease Term and attorneys' fees;

                                  (vi)  Attorneys' fees and court
costs; and

                                  (vii) Costs of carrying the Premises
such as repairs, maintenance, taxes and insurance premiums, utilities and security precautions (if any).

                              (c) The "worth at the time of award" of the
amounts referred to in subparagraphs (a) and (b) of this Paragraph 14.2.1 is computed by allowing interest at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the Default by Tenant, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, not to exceed the maximum rate allowable by law.

                     14.2.2 CONTINUANCE OF LEASE. Upon any Default by Tenant and unless and until Landlord elects to terminate this Lease pursuant to Paragraph 14.2.1 above, this Lease shall continue in effect after the Default by Tenant and Landlord may enforce all its rights and remedies under this Lease, including without limitation, the right to recover payment of Rentals as they become due. Neither efforts by Landlord to mitigate damages caused by a Default by Tenant nor the acceptance of any Rentals shall constitute a waiver by Landlord of any of Landlord's rights or remedies, including the rights and remedies specified in Paragraph 14.2.1 above.

       15.      DAMAGE OR DESTRUCTION.

                15.1 DEFINITION OF TERMS. For the purposes of this Lease, the term: (a) "Insured Casualty" means damage to or destruction of the Premises from a cause required to be or actually insured against, for which the insurance proceeds are paid or will be made available to Landlord are sufficient to rebuild or restore the Premises under then-existing building codes to the condition existing immediately prior to the damage or destruction; and (b) "Uninsured Casualty" means damage to or destruction of the Premises from a cause not required to be or actually insured against, or from a cause requried to be or actually insured against but for which the insurance proceeds are not paid or will not be made available to Landlord.

                15.2     INSURED CASUALTY.

                         15.2.1   REBUILDING  REQUIRED.  In the event of an
Insured Casualty where the extent of damage or destruction is less than fifty percent (50%) of the then full replacement cost of the Premises, Landlord shall rebuild or restore the Premises to the condition existing immediately prior to the damage or destruction, provided that there exist no governmental codes or regulations that would preclude Landlord's ability to so rebuild or restore.

                         15.2.2   LANDLORD'S ELECTION.  In the event of an
Insured Casualty where the extent of damage or destruction is equal to or greater than fifty percent (50%) of the then full replacement cost of the Premises, Landlord may, at its option and at its sole discretion, rebuild or restore the Premises to the condition existing immediately prior to the damage or destruction, or terminate this Lease. Landlord shall notify Tenant in writing within sixty (60) days after the event of damage or destruction of Landlord's election to either rebuild or restore the Premises or terminate this Lease.

                         15.2.3   CONTINUANCE OF LEASE.  If Landlord is
required to rebuild or restore the Premises pursuant to Paragraph 15.2.1 or if Landlord elects to rebuild or restore the Premises pursuant to Paragraph 15.2.2, this Lease shall remain in effect and Tenant shall have no claim against Landlord for compensation for inconvenience or loss of business during any period of repair or restoration.

                15.3     UNINSURED CASUALTY.

                         15.3.1   LANDLORD'S ELECTION.  In the event of an
Uninsured Casualty, Landlord may, at its option and at its sole discretion (i) rebuild or restore the Premises as soon as reasonably possible at Landlord's expense in which event this Lease shall continue in full force and effect or
(ii) terminate this Lease, in which event Landlord shall give written notice to Tenant within sixty (60) days after the event of damage or destruction of Landlord's election to terminate this Lease as of the date of the event of damage or destruction, and if the damage or destruction.

                         15.3.2   TENANT'S ABILITY TO CONTINUE LEASE.  If
Landlord elects to terminate this Lease and if there exist no governmental codes or regulations that would preclude Landlord's ability to so repair or restore, then Tenant may nevertheless cause the Lease to continue in effect by
(i) notifying Landlord in writing within thirty (30) days after Landlord's notice of termination of Tenant's agreement to pay all costs of rebuilding or restoring not covered by insurance, and (ii) providing Landlord with reasonable security for or assurance of such payment. Tenant shall pay to Landlord in cash no later than thirty (30) days prior to the date of commencement of construction the reasonable estimated cost of rebuilding or restoring. In the event Tenant fails to pay such cost to Landlord by the date specified, Landlord may immediately terminate the Lease and recover from Tenant all costs incurred by Landlord in preparation for construction. If the actual cost of rebuilding or restoring exceeds the estimated cost of such work, Tenant shall pay the difference to Landlord in cash upon notification by Landlord of the final cost. If the cost of rebuilding or restoring is less than the estimated cost of such work, Tenant shall be entitled to a refund of the difference upon completion of the rebuilding or restoring and determination of final cost.

                15.4 TENANT'S ELECTION. Notwithstanding anything to the contrary contained in this Paragraph 15, Tenant may elect to terminate this Lease in the event the Premises are damaged or destroyed and, in the reasonable opinion of Landlord's architect or construction consultants, the restoration of the Premises cannot be substantially completed within one hundred eighty (180) days after the event of damage or destruction. Tenant's election shall be made by written notice to Landlord within thirty (30) days after Tenant receives from Landlord the estimate of the time needed to complete repair or restoration of the Premises. If Tenant does not deliver said notice within said thirty (30) day period, Tenant may not later terminate this Lease even if substantial completion of the rebuilding or restoration occurs subsequent to said one hundred eighty (180) day period, provided that Landlord is proceeding with diligence to rebuild or restore the Premises. If Tenant delivers said notice within said thirty (30) day period, this Lease shall terminate as of the date of the event of damage or destruction.

                15.5 DAMAGE OR DESTRUCTION NEAR END OF LEASE TERM. Notwithstanding anything to the contrary contained in this Paragraph 15, in the event the Premises are damaged or destroyed in whole or in part (regardless of the extent of damage) from any cause during the last twelve
(12) months of the Lease Term and cannot be restored within ninety (90) days of the occurrence, Landlord may, at Landlord's option, terminate this Lease as of the date of the event of damage or destruction by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the event of such damage or destruction. For purposes of this Paragraph 15.5, if Tenant has been granted an option to extend or renew the Lease Term pursuant to another provision of this Lease, then the damage or destruction shall be deemed to have occurred during the last twelve (12) months of the Lease Term if Tenant fails to exercise its option to extend or renew within twenty (20) days after the event of damage or destruction.

                15.6 TERMINATION OF LEASE. If the Lease is terminated pursuant to this Paragraph 15, the unused balance of the Security Deposit shall be refunded to Tenant. The current Rent shall be proportionately reduced during the period following the event of damage or destruction until the date on which Tenant surrenders the Premises, based upon the extent to which the damage or destruction interferes with Tenant's business conducted in the Premises. All other Rentals due hereunder shall continue unaffected during such period.

                15.7 ABATEMENT OF RENTALS. If the Premises are to be rebuilt or restored pursuant to this Paragraph 15, the then current Rentals shall be proportionately reduced during the period of repair or restoration, based upon the extent to which the making of repairs interferes with Tenant's business conducted in the Premises.

                15.8 LIABILITY FOR PERSONAL PROPERTY. In no event shall Landlord have any liability for, nor shall it be required to repair or restore, any injury or damage to any Alterations to the Premises made by Tenant, trade fixtures, equipment, merchandise, furniture, or any other property installed by Tenant or at the expense of Tenant. If Landlord or Tenant do not elect to terminate this Lease pursuant to this Paragraph 15, Tenant shall be obligated to promptly rebuild or restore the Alterations to the condition existing immediately prior to the damage or destruction in accordance with the provisions of Paragraph 13.1.

                15.9 WAIVER OF CIVIL CODE REMEDIES. Landlord and Tenant acknowledge that the rights and obligations of the parties upon damage or destruction of the Premises are as set forth herein; therefore Tenant hereby expressly waives any rights to terminate this Lease upon damage or destruction of the Premises, except as specifically provided by this Lease, including without limitation any rights pursuant to the provisions of subdivision 2 of Section 1932 and subdivision 4 of Section 1933 of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted, which provisions relate to the termination of the hiring of a thing upon its substantial damage or destruction.

       16.      CONDEMNATION.

                16.1 DEFINITION OF TERMS. For the purposes of this Lease, the term: (a) "Taking" means a taking of the Premises or damage related to the exercise of the power of eminent domain and includes, without limitation, a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (b) "Total Taking" means the Taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; (c) "Partial Taking" means the Taking of only a portion of the Premises which does not constitute a Total Taking; (d) "Date of Taking" means the date upon which the title to the Premises or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; (e) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

                16.2 RIGHTS. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein.

                16.3 TOTAL TAKING. In the event of a Total Taking during the Lease Term: (a) the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (b) Landlord shall refund to Tenant any prepaid Rent and the unused balance of the Security Deposit; (c) Tenant shall pay Landlord any Rentals due Landlord under the Lease, prorated as of the Date of Taking; (d) Tenant shall receive from the Award those portions of the Award attributable to trade fixtures of Tenant; (e) the remainder of the Award shall be paid to and be the property of Landlord.

                16.4 PARTIAL TAKING. In the event of a Partial Taking during the Lease Term: (a) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (b) from and after the Date of Taking the Rent shall be an amount equal to the product obtained by multiplying the then current Rent by the quotient obtained by dividing the fair market value of the Premises immediately after the Taking by the fair market value of the Premises immediately prior to the Taking; (c) Tenant shall receive from the Award the portions of the Award attributable to trade fixtures of Tenant; and
(d) the remainder of the Award shall be paid to and be the property of Landlord. Each party waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a Partial Taking.

       17.      LIENS.

                17.1 PREMISES TO BE FREE OF LIENS. Tenant shall pay for all labor and services performed for, and all materials used by or furnished to Tenant, Tenant's agents, or any contractor employed by Tenant with respect to the Premises. Tenant shall indemnify, defend and hold Landlord harmless from and keep the Premises free from any liens, claims, demands, encumbrances, or judgments, including all costs, liabilities and attorneys' fees with respect thereto, created or suffered by reason of any labor or services performed for, or materials used by or furnished to Tenant or Tenant's agents or any contractor employed by Tenant with respect to the Premises. Landlord shall have the right, at all times, to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises , and any other party having an interest therein, from mechanics' and materialmen's liens, including without limitation a notice of nonresponsibility. In the event Tenant is required to post an improvement bond with a public agency in connection with any work performed by Tenant on or to the Premises, Tenant shall include Landlord as an additional obligee.

                17.2 NOTICE OF LIEN, BOND. Should any claims of lien be filed against, or any action be commenced affecting, the Premises, Tenant's interest in the Premises, Tenant shall give Landlord notice of such lien or action within ten (10) days after Tenant receives notice of the filing of the lien or the commencement of the action. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien or posting of a proper bond. All such sums paid by Landlord and all expenses incurred by Landlord in connection therewith, including attorneys' fees and costs, shall be payable to Landlord by Tenant as Additional Rent on demand.

       18. LANDLORD'S RIGHT OF ACCESS TO PREMISES. Landlord reserves and shall have the right and Tenant and Tenant's agents shall permit Landlord and Landlord's agents to enter the Premises at any reasonable time for the purpose of (i) inspecting the Premises, (ii) performing Landlord's maintenance and repair responsibilities set forth herein, (iii) posting notices of non-responsibility, (iv) placing upon the Premises at any time "For Sale" signs, (v) placing on the Premises ordinary "For Lease" signs at any time within ninety (90) days prior to Lease Termination, or at any time Tenant is in Default hereunder, or at such other times as agreed to by Landlord and Tenant, (vi) protecting the Premises in the event of an emergency, and (vii) exhibiting the Premises to prospective purchasers, lenders or tenants. In the event of an emergency, Landlord shall have the right to use any and all reasonable means which Landlord may deem proper to gain access to the Premises. Any entry to the Premises by Landlord or Landlord's agents in accordance with this Paragraph 18 or any other provision of this Lease shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof nor give Tenant the right to abate the Rentals payable under this Lease. Tenant hereby waives any claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord's or Landlord's agents' entry into the Premises as permitted by this Paragraph 18 or any other provision of this Lease.

       19. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS. Except as otherwise expressly provided herein, if Tenant shall at any time fail to make any payment or perform any other act required to be made or performed by Tenant under this Lease, Landlord may upon twenty (20) days written notice to Tenant, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, make such payment or perform such other act to the extent that Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant as Additional Rent upon demand.

       20.      LENDER REQUIREMENTS.

                20.1 SUBORDINATION. This Lease, at Landlord's option, shall be subject and subordinate to the lien of any mortgages or deeds of trust (including all advances thereunder, renewals, replacements, modifications, supplements, consolidations, and extensions thereof) in any amount(s) whatsoever now or hereafter placed on or against or affecting the Premises or Landlord's interest or estate therein, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. If any mortgagee or beneficiary shall elect to have this Lease prior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of such mortgage or deed of trust or the date of the recording thereof.

                20.2 SUBORDINATION AGREEMENTS. Tenant shall execute and deliver without charge therefor, such further instruments evidencing subordination of this Lease to the lien of any mortgages or deeds of trust affecting the Premises as may be required by Landlord within ten (10) business days following Landlord's request therefor; provided that such mortgagee or beneficiary under such mortgage or deed of trust agrees in writing that this Lease shall not be terminated in the event of any foreclosure if Tenant is not in default under this Lease. Failure of Tenant to execute such instruments evidencing subordination of this Lease shall constitute a Default by Tenant hereunder.

                20.3 ATTORNMENT. In the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by Landlord and covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease, provided such purchaser expressly agrees in writing to be bound by the terms of the Lease, including, but not limited to, the quiet enjoyment provisions of Paragraph 39.

                20.4 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

                (a) DELIVERY BY TENANT. Tenant shall, within ten (10) business days following request by Landlord therefor and without charge, execute and deliver to Landlord any and all documents, estoppel certificates, and current financial statements of Tenant requested by Landlord in connection with the sale or financing of the Premises, or requested by any lender making a loan affecting the Premises and/or real property. Landlord may require that Tenant in any estoppel certificate shall (i) certify that this Lease is unmodified and in full force and effect (or, if modified, state the nature of such modification and certify that this Lease, as so modified, is in full force and effect) and has not been assigned, (ii) certify the date to which Rentals are paid in advance, if any, (iii) acknowledge that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specify such defaults if claimed, (iv) evidence the status of this Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises and/or real property or a purchaser of the Premises from Landlord, (v) warrant that in the event any beneficiary of any security instrument encumbering the Premises and/or real property forecloses on the security instrument or sells the Premises pursuant to any power of sale contained in such security instrument, such beneficiary shall not be liable for the Security Deposit unless received by such beneficiary, (vi) certify the date Tenant entered into occupancy of the Premises and that Tenant is conducting business at the Premises, (vii) certify that all improvements to be constructed on the Premises by Landlord have been substantially completed except for punch list items which do not prevent Tenant from using the Premises for its intended use, and (viii) certify such other matters relating to the Lease and/or Premises as may be reasonably requested by a lender making a loan to Landlord or a purchaser of the Premises from Landlord. Any such estoppel certificate may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Any financial statements of Tenant shall include an opinion of a certified public accountant (if available) and a balance sheet and profit and loss statement for the most recent fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied. All such financial statements shall be kept confidential.

                (b) NONDELIVERY BY TENANT. Tenant's failure to deliver an estoppel certificate as required pursuant to Paragraph 20.5(a) above shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord and has not been assigned, (ii) there are now no uncured defaults in Landlord's performance, (iii) no Rentals have been paid in advance except those that are set forth in this Lease, (iv) no beneficiary of any security instrument encumbering the Premises shall be liable for the Security Deposit in the event of a foreclosure or sale under such security instrument unless received by such beneficiary, (v) the improvements to be constructed on the Premises by Landlord have been substantially completed except for punch list items which do not prevent Tenant from using the Premises for its intended use, and
(vi) Tenant has entered into occupancy of the Premises on such date as may be represented by Landlord and is open and conducting business at the Premises. Tenant's failure to deliver any financial statements, estoppel certificates or other documents as required pursuant to Paragraph 20.5(a) above shall be a Default by Tenant.

       21. HOLDING OVER. This Lease shall terminate without further notice at the expiration of the Lease Term. It is the desire of Landlord either to enter into a new lease with Tenant for the Premises prior to the expiration of the Lease Term, or to have Tenant vacate the Premises pursuant to Paragraph 35 below. Therefore, any holding over by Tenant after Lease Termination shall not constitute a renewal or extension of the Lease Term, nor give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after Lease Termination with the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred fifty percent (150%) of the monthly Rent for the month preceding

Lease Termination in addition to all Additional Rent payable hereunder, and shall otherwise be on the terms and conditions herein specified insofar as applicable. If Tenant remains in possession of the Premises after Lease Termination without Landlord's consent Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, damage, expense, claim or liability resulting from Tenant's failure to surrender the Premises, including without limitation, any claims made by any succeeding tenant based on delay in the availability of the Premises.

       22. NOTICES. Any notice required or desired to be given under this Lease shall be in writing, and all notices shall be given by personal delivery or mailing. All notices personally given on Tenant may be delivered to any corporate officer of Tenant if Tenant is a corporation, or on any one signatory party if more than one party signs this Lease on behalf of Tenant; any notice so given shall be binding upon all signatory parties as if served upon each such party personally. Any notice given pursuant to this Paragraph 22 shall be deemed to have been given when personally delivered, or if mailed, when seventy-two (72) hours have elapsed from the time when such notice was deposited in the United States mail, certified or registered mail and postage prepaid, addressed to the party at the last address given for purposes of notice pursuant to the provisions of this Paragraph 22. At the date of execution of this Lease, the addresses of Landlord and Tenant are set forth in Paragraph 1.11 above.

       23. ATTORNEYS' FEES. In the event either party hereto shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rentals, to enforce an indemnity defense or hold harmless obligation, to terminate the tenancy of the Premises, or to enforce, protect, interpret, or establish any term, condition, or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover, as a part of such action or proceeding, reasonable attorneys' fees and court costs, including attorneys' fees and costs for appeal, as may be fixed by the court or jury.

       24.      ASSIGNMENT, SUBLETTING AND HYPOTHECATION.

                24.1 IN GENERAL. Tenant shall not voluntarily sell, assign or transfer all or any part of Tenant's interest in this Lease or in the Premises or any part thereof, sublease all or any part of the Premises, or permit all or any part of the Premises to be used by any person or entity other than Tenant or Tenant's employees, except as specifically provided in this Paragraph 24.

                24.2 VOLUNTARY ASSIGNMENT AND SUBLETTING.

                (a) NOTICE TO LANDLORD. Tenant shall, by written notice, advise Landlord of Tenant's desire on a stated date (which date shall not be less than twenty (20) days nor more than ninety (90) days after the date of Tenant's notice) to assign this Lease or to sublet all or any part of the Premises for any part of the Lease Term. Tenant's notice shall state the name, legal composition and address of the proposed assignee or subtenant, and Tenant shall provide the following information to Landlord with said notice: a true and complete copy of the proposed assignment agreement or sublease; a financial statement of the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles within one year prior to the proposed effective date of the assignment or sublease; the nature of the proposed assignee's or subtenant's business to be carried on in the Premises; the payments to be made or other consideration to be given on account of the assignment or sublease; a current financial statement of Tenant; and such other pertinent information as may be reasonably requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed assignment or sublease and the prospective assignee or subtenant. Tenant's notice shall not be deemed to have been served or given until such time as Tenant has provided Landlord with all information reasonably requested by Landlord pursuant to this Paragraph 24.2. Tenant shall immediately notify Landlord of any modification to the proposed terms of such assignment or sublease. Tenant may withdraw its notice at any time.

                (b) LANDLORD'S CONSENT. Within twenty (20) days after receipt of Tenant's notice, Landlord shall not unreasonably withhold its consent to the proposed assignment or subletting, on the terms and conditions specified in said notice. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed assignment or sublease, if Landlord withholds its consent where Tenant is in Default at the time of the giving of Tenant's notice or at any time thereafter, or where the net worth of the proposed assignee or subtenant (according to generally accepted accounting principles) is less than the net worth of Tenant at the time this Lease is executed, such withholding of consent shall be presumptively reasonable. Seventy-five percent (75%) of any rent in excess of the Rentals to be paid under this Lease (prorated in the event of a sublease of less than the entire Premises), shall be paid directly to Landlord, as Additional Rent, at the time and place specified in this Lease. For the purposes of this Paragraph 24, the term "rent" shall include any consideration of any kind received, or to be received, by Tenant from an assignee or subtenant, if such sums are related to Tenant's interest in this Lease or in the Premises, including, but not limited to key money, bonus money, and payments (in excess of the fair market value thereof) for Tenant's assets, fixtures, trade fixtures, inventory, accounts, goodwill, equipment, furniture, general intangibles, and any capital stock or other equity ownership interest of Tenant. Any assignment or subletting without Landlord's consent shall be voidable at Landlord's option, and shall constitute a Default by Tenant. Landlord's consent to any one assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 24 as to any subsequent assignment or sublease nor a consent to any subsequent assignment or sublease; further, Landlord's consent to an assignment or sublease shall not release Tenant from Tenant's obligations under this Lease, and Tenant shall remain jointly and severally liable with the assignee or subtenant.

                (c) ASSUMPTION OF OBLIGATIONS. In the event Landlord consents to any assignment, such consent shall be conditioned upon the assignee expressly assuming and agreeing to be bound by each of Tenant's covenants, agreements and obligations contained in this Lease, pursuant to a written assignment and assumption agreement in a form approved by Landlord. Landlord's consent to any assignment or sublease shall be evidenced by Landlord's signature on said assignment and assumption agreement or on said sublease or by a separate written consent. In the event Landlord consents to a proposed assignment or sublease, such assignment or sublease shall be valid and the assignee or subtenant shall have the right to take possession of the Premises only if an executed original of the assignment or sublease is delivered to Landlord, and such document contains the same terms and conditions as stated in

Tenant's notice to Landlord given pursuant to Paragraph 24.2(a) above, except for any such modifications to which Landlord has consented in writing.

                24.3 COLLECTION OF RENT. Tenant hereby irrevocably gives to and confers upon Landlord, as security for Tenant's obligations under this Lease, the right, power and authority to collect all rents from any assignee or subtenant of all or any part of the Premises as permitted by this Paragraph 24, or otherwise, and Landlord, as assignee of Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; provided, however, that so long as no Default by Tenant exists or except as provided by the provisions of Paragraph 24.2(b) above, Tenant shall have the right to collect such rent. During the period of any Default by Tenant, Landlord may at any time without notice in Landlord's own name sue for or otherwise collect such rent, including rent past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, toward Tenant's obligations under this Lease. Landlord's collection of such rents shall not constitute an acceptance by Landlord of attornment by such subtenants; in the event of a Default by Tenant, Landlord shall have all rights provided by this Lease and by law, and Landlord may, upon re-entry and taking possession of the Premises, eject all parties in possession or eject some and not others, or eject none, as Landlord shall determine in Landlord's sole discretion.

                24.4 CORPORATIONS AND PARTNERSHIPS. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law and whether occurring at one time or over a period of time) of any partner(s) owning fifty percent (50%) or more (cumulatively) of the partnership, any assignment(s) of fifty percent (50%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership shall be deemed an assignment of this Lease requiring the prior written consent of Landlord. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of the capital stock of Tenant in excess of fifty percent (50%), or any sale (or cumulative sales) of all of the assets of Tenant shall be deemed an assignment of this Lease requiring the prior written consent of Landlord. Any such withdrawal or substitution of partners or assignment of any interest in or dissolution of a partnership tenant, and any such sale of stock or assets of a corporate tenant without the prior written consent of Landlord shall be a Default by Tenant hereunder. The foregoing notwithstanding, the sale or transfer of any or all of the capital stock of a corporation, the capital stock of which is now or hereafter becomes publicly traded, shall not be deemed an assignment of this Lease.

                24.5 REASONABLE PROVISIONS. Tenant expressly agrees that the provisions of this Paragraph 24 are not unreasonable standards or conditions for purposes of Section 1951.4(b)(2) of the California Civil Code, as amended from time to time, under bankruptcy laws, or for any other purpose.

                24.6 ATTORNEY'S FEES. Tenant shall pay, as Additional Rent, Landlord's actual and reasonable attorneys' fees for reviewing, investigating, processing and/or documenting any requested assignment or sublease, whether or not Landlord's consent is granted.

                24.7 INVOLUNTARY TRANSFER. No interest of Tenant in this Lease shall be assignable, involuntarily or by operation of law, including, without limitation, the transfer of this Lease by testacy or intestacy. Each of the following acts shall be considered an involuntary assignment:

                (a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or a proceeding under any bankruptcy law is instituted in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

                (b)  Levy of a writ of attachment or execution on this Lease;

                (c) Appointment of a receiver with authority to take possession of the Premises in any proceeding or action to which Tenant is a party; or

                (d) Foreclosure of any lien affecting Tenant's interest in the Premises, which lien was not consented to by Landlord pursuant to Paragraph 24.9. An involuntary assignment shall constitute a Default by Tenant and Landlord shall have the right to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant. In the event the Lease is not terminated, the provisions of Paragraph 24.2(c) regarding rents paid by an assignee or subtenant and Paragraph 24.4 shall apply. If a writ of attachment or execution is levied on this Lease, or if any involuntary proceeding in bankruptcy is brought against Tenant or a receiver is appointed, Tenant shall have sixty (60) days in which to cause the attachment or execution to be removed, the involuntary proceeding dismissed, or the receiver removed.

                24.8 HYPOTHECATION. Tenant shall not hypothecate, mortgage or encumber Tenant's interest in this Lease or in the Premises or otherwise use this Lease as a security device in any manner without the consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Consent by Landlord to any such hypothecation or creation of a lien or mortgage shall not constitute consent to an assignment or other transfer of this Lease following foreclosure of any permitted lien or mortgage.

                24.9 BINDING ON SUCCESSORS. The provisions of this Paragraph 24 expressly apply to all heirs, successors, sublessees, assignees and transferees of Tenant.

       25. SUCCESSORS. Subject to the provisions of Paragraph 24 above and Paragraph 30.2(a) below, the covenants, conditions, and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns.

       26. LANDLORD DEFAULT; MORTGAGE PROTECTION. Landlord shall not be in default under this Lease unless Tenant shall have given Landlord written notice of the breach and, within thirty (30) days after notice, Landlord has not cured the breach or, if the breach is such that it cannot reasonably be cured under the circumstances within thirty (30) days, has not commenced and thereafter diligently prosecuted the cure to completion. Any money judgment obtained by Tenant based upon Landlord's breach of this Lease shall be satisfied only out of the proceeds of the sale or disposition of Landlord's interest in the Premises (whether by Landlord or by execution of judgment). In the event of any default on the part of Landlord under this Lease, Tenant shall give notice by registered or certified mail to any beneficiary of a deed of trust or any mortgagee of a mortgage affecting the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by receivership if such should prove necessary to effect a cure.

       27. EXHIBITS. All exhibits attached to this Lease shall be deemed to be incorporated herein by the individual reference to each such exhibit, and all such exhibits shall be deemed to be a part of this Lease as though set forth in full in the body of the Lease.

       28. SURRENDER OF LEASE NOT MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenants.

       29. WAIVER. The waiver by either party of any breach of any term, covenant or condition herein contained (or the acceptance by either party of any performance after the time the same shall become due) shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach thereof or of any other term, covenant or condition herein contained, unless otherwise expressly agreed to in writing. The acceptance by Landlord of any sum less than that which is required to be paid by Tenant shall be deemed to have been received only on account of the obligation for which it is paid (or for which it is allocated by Landlord, in Landlord's absolute discretion, if Tenant does not designate the obligation as to which the payment should be credited), and shall not be deemed an accord and satisfaction notwithstanding any provisions to the contrary written on any check or contained in any letter of transmittal. The acceptance by Landlord of any sum tendered by a purported assignee or transferee of Tenant shall not be deemed a consent by Landlord to any assignment or transfer of Tenant's interest herein. No custom or practice which may arise between the parties hereto in the administration of the terms of this Lease shall be construed as a waiver or diminution of either party's right to demand performance in strict accordance with the terms of this Lease.

       30.      GENERAL.

                30.1 CAPTIONS AND HEADINGS. The captions and paragraph headings used in this Lease are for convenience of reference only. They shall not be construed to limit or extend the meaning of any part of this Lease, and shall not be deemed relevant in resolving any question of interpretation or construction of any paragraph of this Lease.

                30.2 DEFINITIONS.

                (a) LANDLORD. The term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title to the Premises. In the event of any transfer(s) of such interest, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall have no further liability under this Lease to Tenant except as to matters of liability which have accrued and are unsatisfied as of the date of such transfer, it being intended that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on Landlord and its successors and assigns only during and in respect of their respective periods of ownership of the fee; provided that any funds in the possession of Landlord or the then grantor and as to which Tenant has an interest, less any deductions permitted by law or this Lease, shall be turned over to the grantee. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the provisions of this Paragraph 30.2(a), be binding upon each Landlord and such Landlord's heirs, personal representatives, successors and assigns only during its respective period of ownership. Except as provided in this Paragraph 30.2(a), this Lease shall not be affected by any transfer of Landlord's interest in the Premises, and Tenant shall attorn to any transferee of Landlord provided that all of Landlord's obligations hereunder are assumed in writing by such transferee.

                (b) AGENTS. For purposes of this Lease and without otherwise affecting the definition of the word "agent" or the meaning of an "agency", the term "agents" shall be deemed to include the agents, employees, officers, directors, servants, invitees, contractors, successors, representatives subcontractors, guests, customers, suppliers, partners, affiliated companies, and any other person or entity related in any way to the respective party, Tenant or Landlord.

                (c) INTERPRETATION OF TERMS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter.

                30.3 COPIES. Any executed copy of this Lease shall be deemed original for all purposes.

                30.4 TIME OF ESSENCE. Time is of the essence as to each and every provision in this Lease requiring performance within a specified time, except as to the conditions relating to the delivery of possession of the Premises to Tenant.

                30.5 SEVERABILITY. In case any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

                30.6 GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California.

                30.7 JOINT AND SEVERAL LIABILITY. If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder. If Tenant is a husband and wife, the obligations hereunder shall extend to their sole and separate property as well as community property.

                30.8 CONSTRUCTION OF LEASE PROVISIONS. Although printed provisions of this Lease were prepared by Landlord, this Lease shall not be construed either for or against Tenant or Landlord, but shall be construed in accordance with the general tenor of the language to reach a fair and equitable result.

                30.9 TENANT'S FINANCIAL STATEMENTS. Tenant hereby warrants that all financial statements delivered by Tenant to Landlord are true, correct, and complete, and prepared in accordance with generally accepted accounting principles. Tenant acknowledges and agrees that Landlord is relying on such financial statements in accepting this Lease, and that a breach of Tenant's warranty as to such financial statements shall constitute a Default by Tenant.

       31. SIGNS. Tenant shall not place or permit to be placed any sign or decoration on the exterior of the Premises or that would be visible from the exterior of the Premises, without the prior written consent of Landlord, which consent may be withheld in Landlord's reasonable discretion. In no event shall any such sign revolve, rotate, move or create the illusion of revolving, rotating or moving. Tenant, upon written notice by Landlord, shall immediately remove any of Tenant's signs or decorations that are visible from the exterior of the Premises or that Tenant has placed or permitted to be placed on the exterior of the Premises without the prior written consent of Landlord. If Tenant fails to so remove such sign or decoration within thirty
(30) days after Landlord's written notice, Landlord may enter the Premises and remove such sign or decoration and Tenant shall pay Landlord, as Additional Rent upon demand, the cost of such removal. All signs placed on the Premises by Tenant shall comply with all recorded documents affecting the Premises, including but not limited to any Declaration of Conditions, Covenants and Restrictions: the sign criteria attached hereto as Exhibit "E", if applicable (as the same may be amended from time to time); and applicable statutes, ordinances, rules and regulations of governmental agencies having jurisdiction thereof. At Landlord's option, Tenant shall at Lease Termination remove any sign which it has placed on the Premises, and shall, at its sole cost, repair any damage caused by the installation or removal of such sign.

       32. LANDLORD NOT A TRUSTEE. Landlord shall not be deemed to be a trustee of any funds paid to Landlord by Tenant (or held by Landlord for Tenant) pursuant to this Lease, including without limitation the Security Deposit. Landlord shall not be required to keep any such funds separate from Landlord's general funds. Any funds held by Landlord pursuant to this Lease shall not bear interest.

       33. INTEREST. Any payment due from Tenant to Landlord, except for Rent received by Landlord within thirty (30) days after the same is due, shall bear interest from the date due until paid, at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections

13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. In addition, Tenant shall pay all costs and attorneys' fees incurred by Landlord in the collection of such amounts.

       34. SURRENDER OF PREMISES. On the last day of the Lease Term or upon the sooner termination of this Lease, Tenant shall, to the reasonable satisfaction of Landlord, surrender the Premises to Landlord in good condition (reasonable wear and tear excepted) with all originally painted interior walls washed, or re-painted if marked or damaged and other interior walls cleaned and repaired or replaced, all carpets cleaned and in good condition, the air conditioning, ventilating and heating equipment inspected, serviced and repaired by a reputable and licensed service firm (unless Landlord has elected to maintain heating and air conditioning systems pursuant to Paragraph 10.1 above), and all floors cleaned and waxed. Tenant shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed shall be deemed abandoned by Tenant. Furthermore, Tenant shall immediately repair all damage to the Premises caused by any such removal. If the Premises are not so surrendered at Lease Termination, Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, damage, expense, claim or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

       35. NO PARTNERSHIP OR JOINT VENTURE. Nothing in this Lease shall be construed as creating a partnership or joint venture between Landlord, Tenant, or any other party.

       36. ENTIRE AGREEMENT. Any agreements, warranties, or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, whether written or oral, between Landlord and its agents and Tenant and its agents with respect to the Premises, or this Lease. This Lease, including the Addendum of even date, constitutes the entire agreement between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until and unless set forth in a written instrument signed by both Landlord and Tenant.

       37. SUBMISSION OF LEASE. Submission of this instrument for Tenant's examination or execution does not constitute a reservation of space nor an option to lease. This instrument shall not be effective until executed by both Landlord and Tenant. Execution of this Lease by Tenant shall constitute an offer by Tenant to lease the Premises, which offer shall be deemed accepted by Landlord when this Lease is executed by Landlord and delivered to Tenant.

       38. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that so long as Tenant is not in Default under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject, however, to the terms of this Lease and of any mortgages or deeds of trust affecting the Premises and/or the real property, and the rights reserved by Landlord hereunder. Any purchaser upon any foreclosure or exercise of the power of sale under any mortgage or deed of trust made by Landlord and covering the Premises to whom Tenant attorns pursuant to Paragraph 20.4 above shall be bound by the terms of this Paragraph 39.

       39. AUTHORITY The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of the Landlord and Tenant, respectively. If Tenant is a corporation (or partnership), Tenant represents that each individual executing this Lease on behalf of said corporation (or partnership) is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation (or on behalf of said partnership in accordance with the partnership agreement of such partnership), and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall upon execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease. In the event Tenant should fail to deliver such resolution to Landlord upon execution of this Lease, Landlord shall not be deemed to have waived its right to require delivery of such resolution, and at any time during the Lease Term Landlord may request Tenant to deliver the same, and Tenant agrees it shall thereafter promptly deliver such resolution to Landlord. If Tenant is a corporation, Tenant warrants that:

                  (a)      Tenant is a valid and existing corporation;

                  (b)      Tenant is qualified to do business in California; and

                  (c) The signers of this Lease are properly authorized to execute this Lease.

         40.      OPTIONS TO EXTEND LEASE TERM.

                  40.1 GRANT OF OPTION. Landlord hereby grants to Tenant two
(2) options (collectively the "Options", and individually the "First Option" and the "Second Option") to extend the initial Term of the Lease ("Initial Term") for an additional five (5) years each (collectively the "Option Terms", and individually the "First Option Term" and the "Second Option Term") upon and subject to the terms and conditions set forth in this Lease. Tenant shall have no right to extend the Initial Term except as provided herein. The First Option shall be exercised, if at all, by Tenant's delivery of written notice of exercise to Landlord no later than six (6) months nor earlier than twelve (12) months prior to the expiration date of the Initial Term. The Second Option shall be effective only if Tenant has exercised the First Option. The Second Option shall be exercised, if at all, by Tenant's delivery of written notice of exercise to Landlord no later than six (6) months nor earlier than twelve (12) month prior to the expiration of the First Option Term. The Rent to be paid during each Option Term shall be the Prevailing Market Rental, as hereinafter defined. As used herein, the term "Prevailing Market Rental" shall mean the rental and all other monetary payments and escalations that Landlord could obtain from a third party tenant which might desire to lease the Premises for the relevant Option Term, taking into account the age of the Premises, the size of the Premises, the type and quality of tenant improvements, the location and floor levels of the Premises, the quality of construction of the

Premises, the services provided under the terms of the Lease, the rental and brokers commissions then being paid for the renewal of leases of space comparable to the Premises in the City of Sunnyvale and all other factors that would be relevant to a third party in determining the rental such party would be willing to pay to lease the Premises for the relevant Option Term; provided, however, in no event shall the Prevailing Market Rental be less than the Rent payable by Tenant to Landlord at the expiration of the Initial Term or First Option Term, as applicable. If Tenant is in Default under any of the terms, covenants, or conditions of this Lease either at the time Tenant exercises the relevant Option or at any time thereafter prior to the commencement date of the relevant Option Term (the "First Option Commencement Date" or "Second Option Commencement Date", as applicable), then in each case, Tenant's exercise of the relevant Option shall be of no force and effect and Tenant shall have no rights hereunder to extend the Initial Term or First Option Term, as applicable. The rights granted pursuant to this
Article 41 are personal to Career Central, Inc. and are not assignable to any other person except in conjunction with an assignment made pursuant to Paragraph 12 of the Addendum.

                  40.2 DETERMINATION OF PREVAILING MARKET RENTAL. On or before five (5) days after Tenant provides Landlord with notice of Tenant's exercise of the relevant Option, Landlord and Tenant shall commence negotiations to agree upon the Prevailing Market Rental applicable thereto. If Landlord and Tenant are unable to reach agreement on the Prevailing Market Rental within ten (10) days after the date negotiations commence, then the Prevailing Market Rental shall be determined as follows:

                  (a) If Landlord and Tenant are unable to agree on the Prevailing Market Rental within said ten (10) day period, then, within fifteen (15) days thereafter, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Prevailing Market Rental. If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then the Prevailing Market Rental shall be the average of the two estimates; provided, however, in no event shall the Prevailing Market Rental be less than the Rent payable by Tenant to Landlord at the expiration of the Initial Term or First Option Term, as applicable.

                  (b) If the matter is not resolved by the exchange of estimates as provided in subparagraph (a) above, then either Landlord or Tenant may, by written notice to the other on or before five (5) days after the exchange of such estimates, require that the disagreement be resolved by arbitration. Within seven (7) days after such notice, the parties shall select as an arbitrator a mutually acceptable MAI appraiser with experience in real estate activities, including at least ten (10) years' experience in appraising office space in the County of Santa Clara, California. If the parties cannot agree on an appraiser, then, within a second period of seven
(7) days, each party shall select an independent MAI appraiser meeting the aforementioned criteria and, within a third period of seven (7) days, the two appointed appraisers shall select a third appraiser meeting the aforementioned criteria. If one party shall fail to make such appointment within said second seven (7) day period, then the appraiser chosen by the other party shall be the sole arbitrator.

         41.      RIGHT TO NEGOTIATE.

                  41.1 GRANT OF RIGHT. Landlord currently owns the real property and 59,885 square foot building located at 432 Lakeside Drive, Sunnyvale, CA (the "Lakeside Building"). The Lakeside Building is currently leased by Landlord to Amdahl Corporation which lease is scheduled to terminate on September 30, 2002, subject to two (2) five (5) year options to renew. If at any time during the term of this lease and provided that no Event of Default by Tenant then exists, the Lakeside Building becomes or will become available for lease, Landlord will notify Tenant in writing ("Landlord's Lease Notice"), and Tenant shall have the one-time right to negotiate a lease of Lakeside Building on terms acceptable to Landlord and Tenant in their respective absolute discretion. The right granted pursuant to this Article 42 is personal to Career Central, Inc. and is not assignable to any other person except in conjunction with an assignment made pursuant to Paragraph 12 of the Addendum and shall not be binding on any successor-in-interest of Landlord as to the Lakeside Building. If Landlord and Tenant have not executed a lease on or before thirty (30) days following Landlord's Lease Notice, then neither party shall have any further obligations hereunder, and Landlord may negotiate with and accept offers from third parties for the lease of all or a portion of the Lakeside Building on such terms and conditions as Landlord may determine.

                  41.2 COUNTERPARTS. This Lease may be executed in multiple counterparts, and any executed counterpart shall be deemed an original for all purposes.

         IN WITNESS WHEREOF, the parties have executed this Lease effective as of the date set forth below.

LANDLORD:                                 TENANT:

OAKMEAD INVESTMENTS, a California         CAREER CENTRAL CORPORATION, a
general partnership                       California corporation

By: /s/ Terry Rose                        By: /s/ Jeffrey Hyman
   ------------------------------            ---------------------------------
Title: Partner                            Title: CEO
      ---------------------------               ------------------------------

DATE:                                     By: /s/ Sanford Fitch
     ----------------------------            ---------------------------------
                                          Title: CFO
                                                ------------------------------

                                          DATE 3/22/00
                                              --------------------------------

                                    EXHIBITS


A.       Site Plan                    Paragraph 1.4               (Premises [building and exterior] shown
                                                                   cross-hatched and outlined in red pursuant
                                                                   to Paragraph 2.1)

B.       Legal Description                                         Paragraph 2.1

C.       Improvement Agreement                                     Paragraph 2.2



                                   EXHIBIT "A"

                                    SITE PLAN

                                [To be Attached]

                                   EXHIBIT "B"

                                LEGAL DESCRIPTION

                                [To be Attached]

                                   EXHIBIT "C"

                              IMPROVEMENT AGREEMENT

         This Improvement Agreement supplements the Net Lease Agreement (the "Lease") dated this 22nd day of March, 2000, executed concurrently herewith by and between Landlord and Tenant, covering certain premises described in the Lease (the "Premises"). All terms not defined herein shall have the same meaning as set forth in the Lease.

42.      PLANS AND DRAWINGS FOR PREMISES

         42.1     SPACE PLANS

                  Tenant shall, within ten (10) days of the Commencement Date, cause its architect ("Tenant's Architect") to furnish for Landlord's approval preliminary space plans sufficient to convey the architectural design of the Premises (including special uses of the Premises to be specified by Tenant), including, preliminary partition layout and reflective ceiling plans for Tenant's leasehold improvements ("Space Plans"). If Landlord shall disapprove of any part of the Space Plans, Landlord shall, within five (5) business days after receipt thereof, advise Tenant in writing of Landlord's reasonable objections thereto. Landlord and Tenant shall thereafter negotiate in good faith to revise the Space Plans to remove Landlord's objections. After Landlord and Tenant have reached such agreement, Tenant shall furnish to Landlord for review and approval a revision of the Space Plans incorporating the revisions agreed to by Landlord and Tenant. Landlord and Tenant shall each indicate their approval of the Space Plans by initialing the same. Tenant shall pay all costs of preparation of the Space Plans and other fees charged by Tenant's Architect directly to Tenant's Architect.

         42.2     WORKING DRAWINGS

                  Tenant's architect shall prepare from the approved Space Plans complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical Working Drawings for (i) all of the Premises showing the demising plan, finish schedule of building standard items (i.e. carpeting and other floor coverings), and Tenant's design work desired by Tenant therefor, and (ii) any internal or external communications or special utility facilities which will require conduits or other improvements (collectively "Final Working Drawings and Specifications"; the work shown thereon being called the "Tenant's Work"), all in such form and in such detail as may be reasonably required by Landlord. The Final Working Drawings and Specifications shall be prepared by Tenant's architect and engineer and the engineering work on the mechanical and electrical plans shall be performed by Tenant's engineers. Tenant's architect and engineer shall furnish all services necessary for the preparation of the Final Working Drawings and Specifications and for securing approval by Landlord and for securing such approvals as, by reason of the nature of the Tenant's Work, shall be required from any governmental authority having jurisdiction or compliance deemed necessary by Landlord including without limitation ACM (asbestos containing material), hazardous wastes or materials, OSHA, CAL-OSHA, life-safety, sprinklers and the like. Landlord shall reasonably approve or disapprove of the Final Working Drawings and Specifications within five (5) business days after receipt thereof. If Landlord shall disapprove of any part of the Final Working Drawings and Specifications, Landlord shall advise
Tenant of such disapproval, and the reasons therefor within said five (5) business day period, and Landlord and Tenant shall thereafter negotiate in good faith to remove Landlord's reasonable objections. Tenant shall then submit to Landlord for Landlord's approval, a redesign of the Final Working Drawings and Specifications incorporating the revisions agreed to by the parties, which Landlord shall approve or disapprove in accordance with the foregoing procedure. Final Working Drawings and Specifications shall comply with all conditions set forth in Paragraph 1.3 below. Unless otherwise specified in the Final Working Drawings and Specifications, Tenant shall use building standard materials as determined by Landlord.

         42.3     REQUIREMENTS OF FINAL WORKING DRAWINGS AND SPECIFICATIONS

                  The Final Working Drawings and Specifications shall: (i) be subject to Landlord's reasonable approval; (ii) comply with all applicable laws and ordinances, and the rules and regulations of all governmental authorities having jurisdiction; (iii) comply with all ACM, hazardous waste, American with Disabilities Act, OSHA, CAL-OSHA, life-safety, and sprinkler rules, regulations, ordinances or laws; (iv) comply with all applicable insurance regulations for the Building; (v) include locations and complete and exact dimensions, and (vi) identify the improvements to be removed by Tenant upon termination of the Lease.

43.      PAYMENT FOR WORK

         43.1 Tenant shall provide the Tenant's Work pursuant to the mutually approved Final Working Drawings and Specifications prepared by the Tenant's Architect. The ownership and removal of Tenant's Work shall be determined as provided in Section 9.3 of the Lease. Any and all improvements, compliance or the like to any common areas, including without limitation, handicapping requirements, Americans with Disabilities Act, ACM work, OSHA, CAL-OSHA, life-safety, hazardous material work and corridors required as a result of the work shown by the Final Working Drawings and Specifications or Tenant's specific use of the Premises shall be paid by Tenant.

         43.2 At such time as Landlord and Tenant have approved the Final Working Drawings and Specifications, Tenant shall request a bid or bids for the installation of the Tenant's Work from a contractor or contractors reasonably acceptable to Landlord selected by Tenant. Tenant will accept the bid as determined by Tenant. The bid from the contractor selected by Tenant shall be used for purposes of preparing the Work Cost Estimates pursuant to Subparagraph
2.3 hereof. Tenant shall use reasonable efforts to obtain from Tenant's contractor a one (1) year warranty against defects or repairs required for the Tenant's Work.

         43.3 Prior to the commencement of any Tenant's Work, Tenant shall submit to Landlord, for Landlord's review, a written estimate of Work Cost as hereinafter defined on all Tenant's Work which written estimate shall be based on the Final Working Drawings and Specifications.

44.      CONSTRUCTION

         44.1 Following the Early Occupancy Date and Landlord's receipt of the Work Cost Statement, Tenant's contractor shall commence and diligently proceed with the construction of all of the Tenant's Work, all at Tenant's sole cost and expense, subject to delays beyond the reasonable control of Tenant or its contractor or contractors. Tenant shall use its good faith effort to meet such schedule as the same may be modified or amended.

45.      WORK COST

         "Work Cost" means: (i) governmental agency plan check, permit and other fees; (ii) sales and other taxes; (iii) Title 24 fees; (iv) inspection costs;
(v) the actual costs and charges for material and labor, contractor's profit and general overhead incurred by Tenant for the Tenant's Work; (vi) costs to comply with all applicable laws, statutes, building codes and regulations relating to Tenant's specific use of the Premises or the Tenant's Work (vii) all other costs to be expended by Tenant in the construction of the Tenant's Work, (viii) cost of fixtures and equipment installed in the Premises as part of the Tenant's Work, and (x) costs of Tenant's construction manager. All Work Cost shall be paid by Tenant on a timely basis.

46.      TIMELINE.

         Landlord and Tenant acknowledge the following tentative schedule as may be amended by mutual agreement for completion of the Final Plans and Specifications and construction of the Tenant's Work:

         From the Effective Date of Lease:

         30 days       Preliminary Space Plans
         60 days       Preliminary Working Drawings
         90 days       Final Working Drawings and Permits
        270 days       Completion of one-half of Tenant's Work
        540 days       Completion of balance of Tenant's Work

47.     INDEMNITY

        For all Tenant's Work which Tenant constructs or installs or causes to be constructed or installed in the Premises, Tenant shall and shall cause, Tenant's Contractor and subcontractors, agents, employees and representatives or each of them agree to save, indemnify and hold harmless Landlord against any and all liability, claims, mechanics liens, judgments, or demands, including demands arising from injuries to or death of persons (Tenant's employees, employees of Tenant's Contractor(s) and employees of all Subcontractors and Sub-subcontractors of Tenant's Contractor included) and damage to property, or any other loss, loss of rent, damage, or expense, arising directly or indirectly out of the obligations herein undertaken or out of the operations conducted by Tenant and/or its Contractor(s), Subcontractors or Sub-subcontractors, and will make good to and reimburse Landlord for any expenditures, including actual attorneys' fees, which Landlord may incur by reason of such matters and, if requested by Owner will defend any such suits at the sole cost and expense of Tenant; provided, however, that the foregoing indemnity shall not apply to any liability or damages to the extent caused by the negligence, willful misconduct of or breach of this Lease by Landlord.

48.      INSURANCE

         Tenant shall, at its sole expense, be responsible for the securing of insurance by the Tenant's Contractor(s) and for the maintenance of same by the Tenant's Contractor(s) until completion and final acceptance of the work. Certificates of Insurance affording evidence of same shall be obtained from the Tenant's Contractor(s) by the Tenant and delivered to the Landlord prior to the commencement of any work by the Tenant's Contractor. The required insurance coverage is as follows:

         48.1 Worker's Compensation and Employers' Liability Insurance including coverage under the U.S. Longshoremen's and Harborworkers' Act and affording 30 days written notice of cancellation to Contractor. The Employers' Liability minimum limits required are as follows:

              Bodily Injury by accident          $100,000 each accident
                                                  -------
              Bodily Injury by disease           $500,000 policy limit
                                                  -------
              Bodily Injury by disease           $100,000 each employee
                                                  -------

         48.2. General Liability Insurance on an Occurrence basis for an amount of $5,000,000 for each occurrence and including the following coverage:

               a) Premises and Operations coverage with X, C and U exclusions deleted, if applicable.

               b) Owners and Contractors Protective coverage.

               c) Products and Completed Operations coverage.

               d) Blanket Contractual coverage, including both oral and written contracts.

               e) Personal Injury coverage.

               f) Broad Form Property Damage coverage, including completed operations.

               g) An endorsement naming Landlord and Landlord's Mortgagee as additional insureds.

               h) An endorsement affording 30 days written notice to Contractor in event of cancellation or material reduction in coverage.

               i) An endorsement providing that such insurance as is afforded under policy of Tenant's Contractor(s) is primary insurance as respects the Owner and that any other insurance maintained by Owner is excess and noncontributing with the insurance required hereunder.


  No endorsement limiting or excluding a required coverage is permitted. CLAIMS-MADE COVERAGE IS NOT ACCEPTABLE.

         48.3 Business Auto Liability Insurance for an amount of $2,000,000 combined single limit for bodily injury and/or property damage liability including:

              a) Owned Autos,

              b) Hired or Borrowed Autos,

              c) Nonowned Autos, and

              d) An endorsement affording 30 days written notice of cancellation to Landlord in event of cancellation or material reduction in coverage.


A certificate and endorsements affording evidence of the above requirements must be delivered to Landlord before Tenant's Contractor performs any work at or prepares or delivers materials to the site of construction.

Tenant shall require its Contractor(s) to require its subcontractors to provide insurance where Tenant's Contractor(s) would be required to carry insurance under this insurance section and to be responsible for obtaining the appropriate certificates or other evidence of insurance.

Tenant's Contractor(s) shall maintain all of the foregoing insurance coverage in force until the work under this agreement is fully completed and accepted except as to 2c, (Products and Completed Operation Coverage), which is to be maintained for one (1) year following completion of the Tenant's Work and acceptance by Landlord and Tenant.

All insurance, except Workers' Compensation, maintained by Tenant's Contractor and its subcontractors shall preclude subrogation claims by the insurer against anyone insured thereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under the "indemnity" paragraph of this agreement.

If the Tenant fails to secure and maintain the required insurance from Tenant(s) Contractors, the Landlord shall have the right (without any obligation to do so, however) to secure same in the name and for the account of the Tenant's Contractor(s) in which event the Tenant shall pay the cost thereof and shall furnish upon demand, all information that may be required in connection therewith. Further, such failure to secure and maintain the required insurance shall constitute a default under the Lease and Landlord shall be entitled to immediately have all tenant improvement work cease.

49.      MISCELLANEOUS

         (a) Tenant and Tenant's contractors shall abide by all safety and construction rules and regulations which Landlord may reasonably establish in performing the Tenant's Work. Entry by Tenant's contractors shall be deemed to be under all the terms, covenants, provisions and conditions of said Lease except the covenant to pay rent and additional rent. All Tenant's materials, work, installations and decorations of any nature brought upon or installed in the Premises shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof.

         (b) Tenant shall be liable for any extra expenses incurred by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of cleanup which fails to comply with Landlord's rules and regulations.

         (c) Tenant's contractors shall not post any signs other than those required by law in connection with the construction on any part of the Project or Premises.

50.      INCORPORATION.

         This Work Letter Agreement is hereby incorporated into this Lease executed between Landlord and Tenant concurrently herewith.


                                  TENANT:

                                  CAREER CENTRAL CORPORATION
                                  a California corporation

                                  By: /s/ Jeffrey Hyman
                                      --------------------------
                                  Its:        CEO
                                       -------------------------
                                  By: /s/ Sanford Fitch
                                      --------------------------
                                  Its:        CFO
                                       -------------------------

                                  LANDLORD:

                                  OAKMEAD INVESTMENT,
                                  a California general partnership

                                  By: /s/ Terry Rose
                                      ---------------------------
                                  Its: Partner
                                      ---------------------------

                             FIRST ADDENDUM TO LEASE


      THIS FIRST ADDENDUM TO LEASE (this "Addendum") is made by and between OAKMEAD INVESTMENTS, a California general partnership ("Landlord"), and CAREER CENTRAL, INC., a California corporation ("Tenant"), to be a part of that certain Net Lease Agreement of even date herewith between Landlord and Tenant (the "Lease") concerning the approximately 66,000 rentable square foot building (the "Building") located at 1273 E. Arques Avenue, Sunnyvale, California (the "Premises"). All terms with initial capital letters used herein as defined terms shall have the meanings ascribed to them in the Lease unless specifically defined herein. Landlord and Tenant agree that, notwithstanding anything to the contrary in the Lease, the Lease is hereby modified and supplemented as follows:


      1. CONDITION. Landlord warrants and represents that, as of the Commencement Date, (i) the Premises will be in good and clean operating condition and repair, (ii) the electrical, mechanical, HVAC, plumbing, sewer and other systems serving the Premises and the Building will be in good operating condition and repair, and (iii) the roof of the Building will be in good condition and water tight. Landlord shall, promptly after receipt of notice from Tenant, remedy any non-compliance with such warranty at Landlord's sole cost and expense.

      2. RULES AND REGULATIONS. Tenant shall not be required to comply with any rule or regulation of Landlord unless the same does not unreasonably interfere with Tenant's use of, access to, or parking at the Premises, and does not materially increase the obligations or decrease the rights of Tenant under the Lease.

      3. HAZARDOUS MATERIALS. To the actual knowledge of Landlord, (a) no Hazardous Material is present in the Building or the Premises or the soil, surface water or groundwater thereof, (b) no underground storage tanks are present on the Premises, and (c) no action, proceeding or claim is pending or threatened regarding the Building or the Premises concerning any Hazardous Material or pursuant to any environmental Law. Under no circumstance shall Tenant be liable for any losses, costs, claims, liabilities or damages of any type and nature arising out of or in connection with any Hazardous Material present at any time in, on or about the Building, the Premises, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any environmental law, rules, regulation, code or ordinance ("Law"), except to the extent that any of the foregoing actually results from the release or emission of Hazardous Material by Tenant or Tenant's agents, employees, invitees, contractors and/or subcontractors in violation of applicable environmental Laws.

      4. TAXES. "Taxes" shall not include and Tenant shall not be required to pay any tax or assessment expense or any increase therein (i) levied on Landlord's rental income, unless such tax or assessment expense is imposed in lieu of real property taxes; (ii) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; (iii) imposed on land and improvements other than the Project; or (iv) attributable to Landlord's net income, inheritance, gift, transfer, estate or state taxes. Tenant shall not be required to pay any Taxes more than thirty (30) days prior to delinquency.

      5. INDEMNITY. Landlord shall not be released or indemnified from any losses, costs, claims, liabilities, or damages arising from the negligence or willful misconduct of Landlord or its Agents or any breach of Landlord's obligations or representations under the Lease.

      6. REPAIRS AND MAINTENANCE. Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the acts or omissions of Landlord or its Agents, employees, contractors or invitees, (b) occasioned by fire, acts of God or other casualty or by the exercise of the power of eminent domain, (c) for which Landlord has a right of reimbursement from others, (d) which could be treated as a "capital expenditure" under generally accepted accounting principles, (e) to the heating, ventilating, air conditioning, electrical, water, sewer, and plumbing systems serving the Premises or the Building, and (f) to any portion of the Building or the Premises outside of the interior walls of the Premises. Tenant shall, however, pay for its share of the repairs described in clauses (d), (e) and
(f) to the extent such costs are properly included as Operating Expenses. In performing all repair and maintenance, Landlord shall use its best efforts to minimize any disruption to Tenant.

      7. OPERATING EXPENSES. "Operating Expenses" shall not include and Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, "Costs"): (a) Costs occasioned by the act, omission or violation of any Law by Landlord, or its Agents, employees or contractors; (b) Costs occasioned by fire, acts of God, or other casualties or by the exercise of the power of eminent domain; (c) Costs incurred in connection with the violation by Landlord of the terms and conditions of any lease or other agreement; (d) insurance costs for coverage not customarily paid by tenants of similar projects in the vicinity of the Premises, costs of earthquake insurance (unless Landlord is required to carry earthquake insurance by an institutional lender holding a first mortgage or deed of trust encumbering the Premises, in which case the commercially reasonable premium for such insurance shall be an Operating Expense, provided that such lender is generally requiring that all of its borrowers then carry earthquake insurance on the lender's collateral in the San Francisco Bay
Area), flood or pollution insurance, insurance deductibles in excess of $10,000, and co-insurance payments; (e) Costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release of the Hazardous Material in question by Tenant, or its agents, employees, invitees, contractors or subcontractors; (f) Costs in the nature of depreciation, amortization or other expense reserves; (g) Costs to repair, replace, restore or maintain the structural portions of the Building (including structural roofs) unless such Costs are incurred due to the negligence or willful misconduct of Tenant; (h) compensation for any employee of Landlord or any compensation retained by Landlord or its affiliates for management and administration of the Premises in excess of the reasonable management fee which would be charged by an unaffiliated professional management service for operation of comparable projects in the vicinity; and
(i) Costs which could properly be capitalized under generally accepted accounting principals, except to the extent amortized over the useful life of the capital item in question. Tenant shall have the right to audit Operating Expenses and Taxes from time to time. If the results of such audit disclose that Tenant has overpaid Operating Expenses or Taxes by more than five percent (5%) of the accurate amount of Operating Expenses and Taxes payable by Tenant, then Landlord shall pay the cost of such audit.

      8. ALTERATIONS. Tenant may construct non-structural alterations, additions and improvements ("Alterations") in the Premises without Landlord's prior approval, if the cost of any such project does not exceed Twenty-Five Thousand Dollars ($25,000). Landlord shall not have the right to require that Tenant provide any payment or performance bonds for any Alterations unless the cost of any such project exceeds One Hundred Thousand Dollars ($100,000). Alterations and Tenant's trade fixtures, furniture, equipment and other personal property installed in the Premises ("Tenant's Property") shall at all times be and remain Tenant's property. Except for Alterations which cannot be removed without structural injury to the Premises, at any time Tenant may remove Tenant's Property from the Premises, provided that Tenant repairs all damage caused by such removal. Landlord shall have no right to require Tenant to remove any Alterations unless it notifies Tenant at the time it consents to such Alteration that it shall require such Alteration to be removed. Landlord shall have no security interest or lien on any item of Tenant's Property. Within ten (10) business days following Tenant's request, Landlord shall execute documents reasonably acceptable to Tenant to evidence Landlord's waiver of any right, title, lien or interest in Tenant's Property and giving any lenders holding a security interest or lien on Tenant's Property reasonable rights of access to the Premises to remove such Tenant's Property, provided that such lenders repair any damage caused by such removal.

      9. DAMAGE; CONDEMNATION. Landlord shall not have the right to terminate the Lease and shall repair and restore the Premises if the damage to the Premises is relatively minor (e.g., repair or restoration would cost less than ten percent (10%) of the replacement cost of the Premises). Whenever Rent is to be abated under the Lease, all Rent and Additional Rent shall be equitably abated based upon the extent to which Tenant's use of the Premises is diminished. Upon any Taking, Tenant shall have the right separately to claim recovery for Tenant's reasonable costs of relocation.

     10. RIGHT OF ACCESS. Landlord shall not exercise any rights of access to the Premises, including under Section 18 of the Lease, if such exercise would unreasonably interfere with Tenant's use of, access to, or parking at the Premises or materially increase the obligations or decrease the rights of Tenant under the Lease. Landlord shall use its best efforts to minimize any disruption to Tenant and shall comply with Tenant's reasonable security measures.

     11. SUBORDINATION. The subordination of Tenant's rights and interest under the Lease to any mortgage or deed of trust shall be contingent upon Tenant's having received from any such mortgagee or beneficiary of any deed of trust a written recognition agreement in a commercially reasonable form providing that Tenant's rights and interest shall not be disturbed in the event of any foreclosure of any such mortgage or deed of trust. Prior to the Commencement Date, Landlord shall use reasonable efforts to deliver to Tenant such a written recognition agreement from any mortgagee or beneficiary of any deed of trust currently encumbering the Premises.

     12.   ASSIGNMENT AND SUBLETTING.

           (a) Tenant may, without Landlord's prior written consent, without giving rise to any right of Landlord to terminate the Lease as to any of the Premises, and without payment of any amount to Landlord, sublet the Premises or assign the Lease to (a) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant, (b) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action, or (c) a purchaser of substantially all of Tenant's assets located in the Premises. Neither the sale or transfer of Tenant's capital stock, including, without limitation, a transfer in connection with the merger, consolidation or nonbankruptcy reorganization of Tenant and any sale through any private or public offering, nor the pledge of or grant of a security interest in any of the Tenant's capital stock, nor the reincorporation of Tenant, shall be deemed an assignment, subletting or other transfer of the Lease or the Premises. Tenant may also, subject to Landlord's consent

(which shall not be unreasonably withheld or delayed), but without giving rise to any right of Landlord to terminate the Lease as to any of the Premises and without payment of any amount to Landlord, sublet up to forty-five percent (45%) of the Premises to a single subtenant for a term not longer than twenty-one (21) months from the Commencement Date.

           (b) Rent received by Tenant from any assignee or subtenant (other than an assignee or subtenant pursuant to transactions described in paragraph 12 (a) above) shall be determined by deducting from the gross amounts thereof all brokerage commissions and other marketing expenses paid or payable by Tenant in connection with such assignment or sublease and all costs of alterations and improvements to the Premises in connection with such sublease or assignment.

      13. SURRENDER. Tenant's obligations with respect to the surrender of the Premises shall be fulfilled if Tenant surrenders possession of the Premises in the condition existing at the Commencement Date (plus the improvements constructed by Tenant pursuant to EXHIBIT "C" to the Lease), excepting ordinary wear and tear, acts of God, casualties, condemnation, Hazardous Materials (other than those released by Tenant), and Alterations or other interior improvements which Tenant is not required to remove at the termination of the Lease. Under no circumstance shall Tenant be required to remove any of Tenant's improvements constructed at the Premises pursuant to such EXHIBIT "C".

      14. OPTIONS TO EXTEND. Prevailing Market Rental shall be determined by taking into account Tenant's obligations to pay Operating Expenses and Taxes as provided in the Lease. If the Prevailing Market Rental is to be determined by arbitration, then, if only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Prevailing Market Rental within fifteen (15) business days following his/her selection, which appraisal shall be conclusive and binding on the parties as the Prevailing Market Rental. If multiple appraisers are selected, the appraisers shall meet not later than fifteen (15) business days following the selection of the last appraiser. At such meeting, the appraisers shall attempt to determine the Prevailing Market Rental as of the termination date of the Lease by agreement of at least two (2) of the appraisers. If two (2) or more of the appraisers agree on the Prevailing Market Rental at the initial meeting, such agreement shall be determinative and binding upon the parties and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Prevailing Market Rental, then all appraisers shall submit to Landlord and Tenant an independent appraisal of the Prevailing Market Rental within twenty (20) business days following appointment of the final appraiser. The parties shall then determine the Prevailing Market Rental by averaging the appraisals, provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded.

      15.  TENANT WORK.

           (a) Landlord shall cooperate reasonably with Tenant in providing Tenant, Tenant's Architect, and Agents reasonable access to the Premises and to Landlord's records regarding the construction of the Premises to facilitate Tenant's preparation of Space Plans and Final Plans for Tenant's Work. Landlord shall not unreasonably object to Tenant's Space Plans. If, however, Landlord and Tenant are unable to agree upon the Space Plan within twenty (20) days after the Commencement Date, then Tenant shall have the right to terminate the Lease, whereupon

Landlord shall refund to Tenant the security deposit under the Lease and all Rentals previously paid by Tenant under the Lease to the extent allocable to periods after the date of such termination.

          (b) Promptly after the approval of the Space Plan, Tenant shall cause proposed final plans ("Final Plans") and a work cost estimate ("Work Cost Estimate") to be prepared based upon the preliminary Space Plan. Tenant shall deliver to Landlord copies of the Final Plans and the Work Cost Estimate promptly after completion. Within ten (10) days after receipt thereof, Landlord shall either approve the Final Plans or deliver to Tenant specific written changes required by Landlord to such plans; provided, however, that Landlord shall not withhold its approval of such plans unreasonably and shall not in any event withhold such approval if such proposed Final Plans conform to the preliminary Space Plan. Landlord shall not unreasonably withhold, condition or delay Landlord's approval of Tenant's contractor or of any changes in the approved Final Plans requested by Tenant.

           (c) Tenant shall have no responsibility for the following costs associated with Tenant's Work: (i) costs incurred to remove Hazardous Materials present at the Premises or the Building as of the Commencement Date; (ii) costs recoverable by Landlord on account of warranties or insurance; and (iii) construction management or other general overhead costs incurred by Landlord.

      16. APPROVALS. Whenever the Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

      17. REASONABLE EXPENDITURES. Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

      18. MEMORANDUM OF LEASE. Upon Tenant's request, Landlord shall execute, acknowledge and deliver to Tenant a memorandum of the Lease which may be recorded by Tenant in the Official Records of Santa Clara County, California. Upon the expiration of the term of the Lease, Tenant shall, upon Landlord's request, execute, acknowledge and deliver to Landlord a quitclaim deed regarding the Premises.

         IN WITNESS WHEREOF, the parties have executed this Addendum.

LANDLORD:                                     TENANT:

OAKMEAD INVESTMENTS,                          CAREER CENTRAL, INC.,
a California general partnership              a California corporation



By: /s/ Terry Rose                            By: /s/ Jeffrey Hyman
    -----------------------------                 ----------------------------
Name: Terry Rose                              Name: Jeffrey Hyman
      ---------------------------                   --------------------------
Title: Partner                                Title: CEO
      ---------------------------                   --------------------------